Exhibit 10.29


                                                               EXECUTION COPY
APPENDIX III TO GUARANTEE COMMITMENT                              Document 11
                                                       Contract No. MA- 13674


                               SECURITY AGREEMENT

                               SPECIAL PROVISIONS

         THIS SECURITY AGREEMENT, dated October 31, 2001 (the "Security Agreement"), between Chiles Galileo LLC, a Delaware limited liability company (the "Shipowner") and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to Title XI of the Act.

                                    RECITALS:

         A. The Shipowner has entered into the Construction Contract with AMFELS, Inc., (the "Shipyard") for the Construction of an ultra-premium jack-up drilling rig of the KFELS Mod V (B) design, Hull No. P-187 (the "Vessel").

         B. On the date hereof, the Secretary entered into, and the Shipowner accepted a Commitment to Guarantee Obligations, Contract No. MA-13672, whereby the United States has committed itself to guarantee the ----- payment in full of all the unpaid interest on, and the unpaid principal balance of, Obligations (as defined herein) in the aggregate principal amount equal to 871/2% of the Depreciated Actual Cost or the Actual Cost of Hull No. P. 87 under construction by AMFELS, Inc. (the "Vessel") on the Closing Date, which amounts are set out in Table A.

         C. The Shipowner has entered into the Credit Agreement providing for the sale and delivery, of Obligations in the aggregate principal amount of $81,000,000 to be designated "United States Government Guaranteed Export Ship Financing Notes, Galileo Series" (the "Obligations") having the maturity date and interest rate set forth in the Credit Agreement, the Indenture and the Notes.

         D. On the date hereof, the Shipowner and U.S. Bank National Association, a national banking association as Indenture Trustee, executed and delivered the Trust Indenture (the "Indenture") pursuant to which the Shipowner will issue the Obligations.

         E. On the date hereof, the Secretary and the Indenture Trustee executed the Authorization Agreement, Contract No. MA-13673, which authorizes the Indenture Trustee to endorse, execute, and authenticate the Secretary's Guarantee on each of the Obligations.

         F. As security for the due and timely payment of the Secretary's Note, issued this day by the Shipowner, and for the Secretary's issuance of the Guarantees, the Shipowner has executed and delivered the Security Agreement, Contract No. MA-13674, and the Financial Agreement,

Contract No. MA-13676, granting the Secretary a security interest in, among other things, the Construction Contract, the Vessel and certain other property, tangible and intangible, which the Shipowner now has or hereafter will acquire, and all of the proceeds thereof.

         G. As further security to the Secretary and in consideration of the Secretary's agreeing to issue the Guarantees, (i) the Shipyard has granted the Secretary a security interest in the Vessel, its hull, component parts, machinery, and equipment during the construction period and has executed on this date the Consent of Shipyard to the assignment of the Construction Contract to the Secretary, and (ii) on the Delivery Date, the Shipowner will execute and deliver to the Secretary a First Preferred Ship Mortgage on the Vessel.

         H. In order to implement certain aspects of the transactions contemplated by the Security Agreement and the Financial Agreement, the Secretary, the Shipowner and U.S. Bank National Association, a national banking association (the "Depository") have entered into the Depository Agreement, Contract No. MA-13677, on the date hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to provide security to the Secretary for the Secretary's Note provided for herein, the parties hereto hereby agree as follows:

1. Concerning these Special and General Provisions. This Security Agreement shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1 of the Security Agreement and incorporated herein by reference. In the event of any conflict, or inconsistency between the Special Provisions of this Security Agreement and Exhibit 1, said Special Provisions shall control.

2. The following additions, deletions and amendments are hereby made to the Security Agreement:

               (a) Granting Clause. Section 1.03(a) of Exhibit 1 hereto is amended to read as follows:

                   SECTION 1.03. Granting Clause. (a) In order to create a present security interest in the Secretary, the Shipowner does hereby grant, sell, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Secretary continuing security interests in all of the right, title and interest of the Shipowner in and to all of the following, whether now owned or existing or hereafter arising or acquired:

               (1) The AMFELS Hull No. P-187 (the "Vessel") and all work, materials, goods and components, incorporated in, attached to, or intended to be incorporated in or attached to the hull or the Vessel vesting in the Shipowner on the earlier of the date (a) when the Shipowner makes the next installment payment required by the Construction Contract to the Shipyard following receipt of the materials, goods, or components or performance of the work by the Shipyard. (such items are hereinafter called the "Equipment"), or (b) when work is performed on any of the Equipment or materials, goods, or components are incorporated in or attached to any of the Equipment, whether or not such work, materials, goods, or components have been paid by the Shipowner.

               (2) The Construction Contract (insofar as it relates to the Construction of the Vessel), together with all other contracts, whether now in existence or hereafter entered into, relating to the Construction of the Vessel. Said right, title and interest in and to the Construction Contract, and the other contracts conveyed to the Secretary by the subsection are hereinafter referred to collectively as the "Rights Under the Construction and Related Contracts."

               (3) The Shipowner's rights to receive all moneys which from time to time may become due to the Shipowner with respect to the Construction of the Vessel regardless of the legal theory by which moneys are recovered. Said right, title and interest in and to the moneys, cash, bonds, claims, and securities conveyed by this subsection are herein referred to collectively as the "Moneys Due with Respect to the Construction of the Vessel." The Secretary acknowledges and agrees that the Moneys Due with Respect to the Construction of the Vessel will be paid directly to the Depository for application in accordance with this Security Agreement and Indenture.

               (4) All goods, whether equipment or inventory appertaining to or relating to the Vessel, including owner-furnished equipment, whether or not on board or ashore and not covered by the Mortgage.

               (5) The Title XI Reserve Fund and all the moneys, instruments, negotiable documents, chattel paper, and proceeds thereof currently on deposit or hereafter deposited in the Construction Fund.

               (6) The Construction Fund and all moneys, instruments, negotiable documents, chattel paper, and proceeds thereof currently on deposit or hereafter deposited in the Construction Fund.

               (7) All moneys, instruments, negotiable documents, chattel paper and proceeds thereof held by the Depository under the Depository Agreement.

               (8) Proceeds of Policies of Insurance relating to the Vessel and, whether or not insured, any general average claims or loss of hire claims the Shipowner may have with respect to the Vessel.

               (9) The Shipowner's rights and any security interests granted to it by the Shipyard under the Security Agreement dated the date hereof between the Shipowner and the Shipyard.

               (10) All proceeds of the collateral described in paragraphs (1) through (9) of this Section.

         The Secretary shall have, upon execution and delivery thereof, as further security, and Shipowner grants to the Secretary a security interest in certain right, title and interest in and to the following:

               (11) The Mortgage, in form and substance satisfactory to the Secretary to be executed and delivered by the Shipowner to the Secretary, as mortgagee, on the Delivery Date, covering the Vessel.

               (b) Concerning Section 2.01(b). Section 2.01(b) shall not apply except as provided in Section 2.01 (j).

               (c) Concerning Section 2.02.

                    (1) Section 2.02(f) is deleted and the following substituted in lieu thereof:

                            (f) Operation of the Vessel. The Shipowner shall
                        not (except when the Vessel is in Government Use) (1) cause or permit the Vessel to be operated in any manner contrary to law or to any lawful rules or regulations of the Maritime Administration, or (2) unless there has been an actual or constructive total loss or an agreed or compromised total loss of the Vessel, abandon the Vessel in any foreign port.

                    (2) In connection with Section 2.02(g), the Vessel shall, on and after the Delivery Date, meet all requirements to entitle it to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping ("ABS"). While the Obligations are Outstanding, the Vessel shall be maintained in ABS class. The Shipowner shall submit a certificate annually stating that the Vessel continues to remain in ABS class.

                    (3) Section 2.02(h) is deleted and the following substituted in lieu thereof:

                            (h) Material Changes in the Vessel. After the
                        Delivery Date of the Vessel, the Shipowner shall not make, or permit to be made, any material change in the structure of the Vessel, unless the Shipowner shall have received the Secretary's prior written consent thereto.

                    (4) A new subsection (j) is added to Section 2.02 reading as follows:

                            (j) Coastwise Trade. Prior to the Shipowner or any
                        bareboat
                        charterer of the Vessel operating the Vessel in the United States coastwise trade, the Shipowner and the bareboat charterer shall furnish to the Secretary an affidavit of citizenship under the requirements of 46 C.F.R. 355 which affidavit shall have been accepted by the Secretary.

               (d) Concerning Section 2.03. Section 2.03(a) is deleted and the following substituted in lieu thereof:

                    (a) The Construction Contract shall be maintained in full
               force and effect insofar as it relates to the due performance by the Shipowner and the Shipyard of all their respective obligations thereunder and the Shipowner shall not, without the Secretary's prior written consent, amend, modify, assign or terminate the Construction Contract or consent to any change in the Construction Contract which releases the Shipyard from its obligations to comply with the provisions of the Construction Contract or any applicable laws, treaties, conventions, rules and regulations; provided that, the -------- ---- Secretary's prior written consent shall not be necessary, but prompt written notice to the Secretary shall be given for (1) any mandatory or regulatory change to the Construction Contract as a result of any requirements of any governmental agency or classification society, or (2) any non-mandatory changes that Shipyard and Shipowner desire to make which do not exceed, with respect to any item of the Vessel's construction, one (1%) percent of the Vessel's Contract Price and which do not, in the aggregate, cause the Vessel's Contract Price to be increased more than five (5%) percent or the delivery and completion date of the Vessel to be extended more than ten (10) days, provided however, that any non-mandatory changes for which the Secretary's -------- ------- consent is not obtained shall not be included in Actual Cost. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessel which changes the capacity of the Vessel to perform as originally intended by the Construction Contract without the Secretary's prior written consent. The Secretary will nonetheless retain its authority to review work done under a change order to ascertain whether the work should be included in Actual Cost and whether the price charged is fair and reasonable. No withdrawals may be made from the Escrow Fund for work that is not determined to be includable in Actual Cost.

               (e) Concerning Section 2.04. Section 2.04 (a) and (c) are deleted in their entirety and the following is inserted in lieu thereof: "(a) The Vessel will be documented under the laws of the Republic of Panama and the Mortgage will be recorded under the laws of the Republic of Panama." The remainder of Section 2.04 shall remain the same except that subparagraphs (d) and (e) are redesignated as (c) and (d).

               (f) Concerning Section 2.05.

               (1) In connection with Section 2.05(a), declared war risk insurance is not required prior to the Delivery Date of the Vessel.

               (2) In connection with Section 2.05(b)(3) and the last paragraph of 2.05(e), the maximum amount of self-insurance permitted to the Shipowner under the last paragraph thereof shall be $1,000,000 per occurrence.

               (3) In connection with clause (ii) of the initial paragraph of
         Section 2.05(c), the Secretary shall permit payment of losses up to the amount of $500,000 to be made directly to the Shipowner under the circumstances specified therein.

               (4) In connection with Section 2.05(c), if there is no existing Default, at the Request of the Shipowner the Secretary shall pay or reimburse or consent that the underwriters pay or reimburse the Shipowner or Shipbuilder, as the case may be, within 30 days of the Secretary's receipt of the Request of the Shipowner and supporting documentation required by the Security Agreement, unless the Secretary determines that a Default is imminent.

               (5) In connection with Section 2.05(l), as evidence of insurance maintained under Section 2.05, the Shipowner may submit a fleet cover note or comparable certificate of insurance setting forth the terms of the policy.

         (g) Concerning Section 2.14. Section 2.14 is deleted in its entirety and the following is inserted in lieu thereof: "The Shipowner shall cause the Parent Guarantee of the Shipyard's obligations under the Construction Contract to be executed and delivered to the Secretary in lieu of performance and payment bonds, on or prior to the date of the Security Agreement."

         (i) Concerning Section 5.02. The Secretary has determined that a deposit of six months interest on the principal amount deposited in the Escrow Fund is not required.

         (j) Concerning Section 5.03.

               (1) Each Request under Section 5.03(a) for a disbursement to the Shipyard shall be signed by both the Shipowner and the Shipyard.

               (2) The first paragraph of Section 5.03(a) is modified by eliminating the colon at the end thereof and adding "; and provided further that, in the case of disbursements to pay for changes under Paragraph 5 of the Construction Contract, the Shipowner may not withdraw any funds from the escrow fund to pay for such changes unless the Secretary is satisfied that the withdrawal request is consistent with the percentage of completion of the change."

               (3) Each Request under Section 5.03(a) for a disbursement from the Escrow

         Fund shall be accompanied by a certification of a Certified
         Public Accountant satisfactory to the Secretary, or except in the case of the final disbursement from the Escrow Fund, other evidence satisfactory to the Secretary, stating: (A) the amount of the Actual Cost paid to date, and (B) that each amount paid to date has been for an item of Actual Cost.

               (4) Section 5.03(a)(2) is modified by changing "12 1/2%" to "20%" on the fourth line thereof and by changing the language after "provided, however" to read:

                        That after 50% of the Actual Cost of the Vessel has been paid, the Shipowner shall pay an additional 9.34% of the Actual Cost of the Vessel from sources other than the proceeds of the Obligations before any additional funds can be withdrawn from the Escrow Fund.

         (k) Concerning Disbursements under the Credit Agreement. Within a reasonable time after receipt of a Certificate Authorizing Disbursements (the "Certificate") in the form of Annex A to the Credit Agreement together with the submissions required by Section 5.03(a)(1) including the requirements set forth in Sections 2(j) of these Special Provisions, the Secretary shall approve the Certificate provided that the Secretary has received and is satisfied with the accuracy and completeness of the information contained in the certificate and the information contained in the submissions required by Section 5.03(a)(1) and provided that the Secretary concludes that the provisions of section 5.03(a)(2) are also satisfied. Upon receipt of the Secretary's written approval of the Certificate, the Shipowner may draw down under the Credit Agreement the amount permitted in the Certificate as approved by the Secretary, in the manner permitted by the Credit Agreement. (b)

         (1)     Concerning Section 6.01.

                    (1) Section 6.01(b) of Exhibit 1 hereto is hereby amended by adding the following events, which shall constitute a "Security Default":

                        (10) Failure of the Shipowner to redeem the Notes on
                    any Mandatory Redemption Date;

                        (11) Failure of Chiles Offshore Inc. to perform any of
                    its obligations under the Subordination Agreement or the Subordinated Loan Commitment;

                        (12) Failure of the Shipowner to provide annual audited
                    financial statements of Chiles Offshore Inc. as required under Paragraph 6 of the Subordinated Loan Commitment;

                        (13) Failure to convert the Notes to Bonds upon the
                    Trigger Event; and

                        (14) Failure of Keppel FELS to perform any of its
                    obligations, or make any payments due, under the Parent Guarantee.

               (2) The following paragraph is hereby added to the end of Section
         6.01 of Exhibit 1:

                    (c) "In the event that a Security Default shall occur, the
               Secretary shall be entitled, but not required, to deliver to the Depository a written notice that the Secretary is thereby exercising exclusive control over the Securities Accounts (as such term is defined in the Depository Agreement) ("Notice of Exclusive Control"). As further provided in the Depository Agreement following the Depository's receipt of and pursuant to said Notice of Exclusive Control, the Secretary and the Shipowner hereby acknowledge and agree that (i) the Secretary shall be entitled, but not required, to issue to the Depository an instruction, notice or any other type of directive that would constitute an "entitlement order" within the meaning of Section 8-102(a)(8) of the Uniform Commercial Code of the District of Columbia (collectively, an "Entitlement Order") concerning the Securities Accounts and (ii) the Depository shall immediately cease complying with any Request, Request for Payment, instruction, notice or any other type of directive that would constitute and Entitlement Order from the Shipowner. In the event that a Default has been cured or waived as provided in Article VI hereof, the Secretary and the Shipowner hereby acknowledge and agree that the Secretary shall deliver a written notice to the Depository that (i) the Secretary is no longer exercising exclusive control over the Securities Accounts and that the Notice of Exclusive Control previously delivered is theretofore without effect and (ii) the Depository shall thereafter comply with any Request, Request for Payment, instruction, notice or any other type of directive that would constitute an Entitlement Order from the Shipowner."

         (m) Concerning Section 9.01. Subject to Section 9.01 of the Security Agreement, any notice, request, demand, direction, consent, waiver, approval or other communication, when given to a party hereto, shall be addressed to:

         Secretary as:              SECRETARY OF TRANSPORTATION
                                    c/o Maritime Administrator
                                    U.S. Department of Transportation
                                    400 Seventh Street, S.W.

                                    Washington, D.C. 20590

         Shipowner as:              CHILES GALILEO LLC
                                    11200 Richmond Avenue
                                    Suite 490
                                    Houston, TX 77082
                                    Attn.:  Chief Financial Officer


         Indenture Trustee as:      U.S. BANK NATIONAL ASSOCIATION
                                    180 East Fifth Street
                                    St. Paul, MN 55101
                                    Attn.:  Mr. Richard Prokosch

               (n) Additional Covenants. On the date of delivery of the Vessel, the Shipowner shall provide the Secretary with an Officer's Certificate certifying that there have been no occurrences which would adversely or materially affect the condition of the Vessel.


               (o) Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the United States of America and, to the extent they are inappropriate, the laws of the District of Columbia.

         IN WITNESS WHEREOF, this Security Agreement has been executed by the parties as of the day and year first written.


SHIPOWNER:                            CHILES GALILEO LLC



                                      BY         /s/ DICK FAGERSTAL
                                          ------------------------------------
                                          Senior Vice President






                                      UNITED STATES OF AMERICA
(SEAL)                                SECRETARY OF TRANSPORTATION
                                      MARITIME ADMINISTRATOR
Attest:


/s/ PATRICIA E. BYRNE                 BY:      /s/ JOEL C. RICHARD
--------------------------                ------------------------------------
Assistant Secretary                       Secretary
Maritime Administration

                       EXHIBITS TO THE SECURITY AGREEMENT
                       ----------------------------------


Doc.
No.     Document

1.      Exhibit 1  -  General Provisions Incorporated into the Security
                      Agreement by Reference
2.      Schedule X -  Schedule of Definitions
3.      Exhibit 2  -  Form of Secretary's Note
4.      Exhibit 3  -  Form of Mortgage
5.      Exhibit 4  -  Financial Agreement
6.      Exhibit 5  -  Form of Consent of Shipyard
7.      Exhibit 6  -  Construction Contract
8.      Exhibit 7  -  Form of Parent Guarantee
9.      Exhibit 8  -  Form of Subordinated Loan Commitment
10.     Exhibit 9  -  Form of Subordination Agreement
11.     Exhibit 10 -  Depository Agreement

                                     TABLE A

         The aggregate Actual Cost of the Vessel as of the date hereof as determined by the Secretary, namely, (i) the amounts paid by or for the account of the Shipowner as of the date hereof for the Construction of the Vessel, plus
(ii) the amount which the Shipowner was on said date obligated under the Construction Contract or otherwise to pay from time to time thereafter for the Construction of the Vessel is $114,632,879, both calculated and itemized as follows:

                                                                     AMOUNT
                                                AMOUNT        OBLIGATED TO BE PAID
                                                 PAID                 PAID                    TOTAL
                                                 ----                 ----                    -----
Contract Price                                 37,500,000          38,540,000               76,040,000

Owner Furnished Items, Changes and
Contingency                                             0          23,800,901               23,800,901

Yard Supervision/Corporate                              0              4,500,000             4,500,000

Net Interest During Construction                        0              6,763,000             6,763,000

Guarantee Fees                                  3,528,978                      0             3,528,978
                                                ---------          --------------           ----------

Total Actual Cost                              41,028,978             73,603,901           114,632,879

                                                                 EXECUTION COPY
EXHIBIT 1 TO SECURITY AGREEMENT                                     Document 12

                                                             GENERAL PROVISIONS

                               TABLE OF CONTENTS

                                   ARTICLE I
              DEFINITIONS; OFFICER'S CERTIFICATES; GRANTING CLAUSE
                                                                           PAGE
SECTION 1.01.
                  DEFINITIONS...............................................  1
SECTION 1.02.     OFFICER'S CERTIFICATES....................................  1
SECTION 1.03.     GRANTING CLAUSE...........................................  1


                                   ARTICLE II
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

SECTION 2.01. SHIPOWNER'S REPRESENTATIONS, AGREEMENTS, ORGANIZATION
             AND EXISTENCE   (A) GENERAL REPRESENTATIONS....................  2
                             (B) SHIPOWNER'S UNITED STATES CITIZENSHIP......  3
                             (C) TAXES......................................  3
SECTION 2.02. COVENANTS CONCERNING THE VESSEL.
                             (A) TITLE TO AND POSSESSION OF THE VESSELS.......3
                             (B) SALE, MORTGAGE, TRANSFER OR CHARTER OF THE
                                 VESSELS....................................  4
                             (C) TAXES AND GOVERNMENTAL CHARGES.............  4
                             (D) LIENS......................................  4
                             (E) COMPLIANCE WITH APPLICABLE LAWS, ETC.......  4
                             (F) VESSELS' OPERATION.........................  5
                             (G) VESSELS' CONDITION AND MAINTENANCE.........  5
                             (H) MATERIAL CHANGES IN THE VESSELS............  6
                             (I) DOCUMENTATION OF THE VESSELS...............  6

SECTION 2.03.     MAINTENANCE OF CONSTRUCTION CONTRACT......................  6
SECTION 2.04.     DELIVERY REQUIREMENTS.....................................  6
SECTION 2.05.     INSURANCE.................................................  7
SECTION 2.06.     INSPECTION OF THE VESSELS; EXAMINATION OF SHIPOWNER'S
                  RECORDS................................................... 13
SECTION 2.07.     REQUISITION OF TITLE, TERMINATION OF CONSTRUCTION
                  CONTRACT OR TOTAL LOSS OF A VESSEL........................ 13
SECTION 2.08.     NOTICE OF MORTGAGE........................................ 14
SECTION 2.09.     COMPLIANCE WITH 46 U.S.C. CHAPTER 313..................... 14
SECTION 2.10.     PERFORMANCE OF SHIPOWNER'S AGREEMENTS BY THE SECRETARY.... 14
SECTION 2.11.     UNIFORM COMMERCIAL CODE FILINGS; FURTHER ASSURANCES....... 15
SECTION 2.12.     MODIFICATION OF FORMATION AGREEMENTS...................... 15
SECTION 2.13.     MEMBERS OF LIMITED LIABILITY COMPANIES.................... 15
SECTION 2.14.     CONCERNING THE PERFORMANCE AND PAYMENT BOND............... 16

                                  ARTICLE III
                              THE SECRETARY'S NOTE

SECTION 3.01.     SECRETARY'S NOTE.......................................... 16
SECTION 3.02.     TERMINATION OF THE GUARANTEE.............................. 16
SECTION 3.03.     EXECUTION OF ADDITIONAL SECRETARY'S NOTE.................. 16

                                   ARTICLE IV
                 CONSTRUCTION FUND; MONEYS DUE WITH RESPECT TO
                          CONSTRUCTION OF THE VESSELS

SECTION 4.01.     CONSTRUCTION FUND......................................... 17
SECTION 4.02.     MONEYS DUE WITH RESPECT TO CONSTRUCTION OF THE VESSELS.... 17

                                   ARTICLE V
                          ACTUAL COST; THE ESCROW FUND

SECTION 5.01.     ACTUAL COST DETERMINATIONS................................ 18
SECTION 5.02.     ESCROW FUND DEPOSITS...................................... 18
SECTION 5.03.     ESCROW FUND WITHDRAWALS................................... 18
SECTION 5.04.     INVESTMENT AND LIQUIDATION OF THE ESCROW FUND............. 20
SECTION 5.05.     INCOME ON THE ESCROW FUND................................. 20
SECTION 5.06.     TERMINATION DATE OF THE ESCROW FUND....................... 21

                                   ARTICLE VI
                             DEFAULTS AND REMEDIES

SECTION 6.01.     WHAT CONSTITUTES "DEFAULTS"; CONTINUANCE OF DEFAULTS...... 21
SECTION 6.02.     ACCELERATION OF MATURITY OF THE SECRETARY'S NOTE.......... 23
SECTION 6.03.     WAIVERS OF DEFAULT........................................ 23
SECTION 6.04.     REMEDIES AFTER DEFAULT.................................... 24
SECTION 6.05.     APPLICATION OF PROCEEDS................................... 25
SECTION 6.06.     GENERAL POWERS OF THE SECRETARY........................... 26

                                  ARTICLE VII
                       AMENDMENTS AND SUPPLEMENTS TO THE
                SECURITY AGREEMENT, MORTGAGE AND LOAN AGREEMENT

SECTION 7.01.     AMENDMENTS AND SUPPLEMENTS TO THE SECURITY AGREEMENT
                  AND THE MORTGAGE.......................................... 27
SECTION 7.02.     AMENDMENTS AND SUPPLEMENTS TO THE LOAN AGREEMENT.......... 27

                                  ARTICLE VIII
                         CONSOLIDATION, MERGER OR SALE

SECTION 8.01.     CONSOLIDATION, MERGER, OR SALE............................ 27
SECTION 8.02.     TRANSFER OF A GENERAL PARTNER'S OR A JOINT VENTURER'S
                  INTEREST.................................................. 28

                                   ARTICLE IX
                                    NOTICES
SECTION 9.01.     NOTICES................................................... 28
SECTION 9.02.     WAIVERS OF NOTICE......................................... 28
SECTION 9.03.     SHIPOWNER'S  NAME OR ADDRESS CHANGE....................... 28

                                   ARTICLE X
                DISCHARGE OF SECURITY AGREEMENT AND THE MORTGAGE

SECTION 10.01.    DISCHARGE OF SECURITY AGREEMENT AND THE MORTGAGE.......... 29

                                   ARTICLE XI
                                 MISCELLANEOUS

SECTION 11.01.    SUCCESSORS AND ASSIGNS.................................... 29

SECTION 11.02.    EXECUTION IN COUNTERPARTS................................. 29
SECTION 11.03.    SHIPOWNER'S RIGHTS IN ABSENCE OF DEFAULT.................. 29
SECTION 11.04.    SURRENDER OF VESSELS' DOCUMENTS........................... 30
SECTION 11.05.    APPLICABLE REGULATIONS.................................... 30
SECTION 11.06.    TABLE OF CONTENTS, TITLES AND HEADINGS.................... 30

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                                   ARTICLE I
              DEFINITIONS; OFFICER'S CERTIFICATES; GRANTING CLAUSE

         SECTION 1.01. Definitions. All capitalized terms used but, not defined herein, shall have the meaning ascribed in Schedule X.

         SECTION 1.02. Officer's Certificates. To satisfy a covenant or condition provided for in this Security Agreement, the Responsible Officer of the Person making such Officer's Certificate shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such examination or investigation as is necessary to enable the Officer to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of the Officer's knowledge that such condition or covenant has been met. An Officer's Certificate shall set forth the pertinent supporting information and shall be subject to the Secretary's review of its adequacy and accuracy.

         SECTION 1.03. Granting Clause. (a) In order to create a present security interest in the Secretary, the Shipowner does hereby grant, sell, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Secretary continuing security interests in all of the right, title and interest of the Shipowner in and to all of the following, whether now owned or existing or hereafter arising or acquired:


                  (1) Each Construction Contract (insofar as it relates to the Construction of a Vessel under its related Construction Contract), together with all other contracts, whether now in existence or hereafter entered into, relating to the Construction of each Vessel. Said right, title and interest in and to the Construction Contracts, and the other contracts conveyed to the Secretary by this subsection are hereinafter referred to collectively as the "Rights Under the Construction and Related Contracts."

                  (2) The Shipowner's rights to receive all moneys which from time to time may become due to the Shipowner with respect to the Construction of each Vessel regardless of the legal theory by which moneys are recovered. Said right, title and interest in and to the moneys, cash, bonds, claims, and securities conveyed by this subsection are herein referred to collectively as the "Moneys Due with Respect to the Construction of the Vessels." The Secretary acknowledges and agrees that the Moneys Due with Respect to the Construction of the Vessels will be paid directly to the Depository for application in accordance with this Security Agreement and the Indenture.


                  (3) All goods, whether equipment or inventory appertaining to or relating to each Vessel, whether or not on board or ashore and not covered by the Mortgage, and any charter hire relating to each Vessel.

                  (4) The Title XI Reserve Fund and all moneys, instruments, negotiable documents, chattel paper, and proceeds thereof currently on deposit or hereafter deposited in the Title XI Reserve Fund.

                  (5) The Construction Fund and all moneys, instruments, negotiable documents, chattel paper and proceeds thereof currently on deposit or hereafter deposited in said Fund.

                  (6) All moneys, instruments, negotiable documents, chattel paper and proceeds thereof held by the Depository under the Depository Agreement.

                  (7) Proceeds of Policies of Insurance relating to each Vessel and, whether or not insured, any general average claims or loss of hire claims Shipowner may have with respect to each Vessel.

                  (8) All proceeds of the collateral described in paragraphs
(1) through (7) of this Section.

         The Secretary shall have, upon execution and delivery thereof, as further security, certain right, title and interest in and to the following:

                  (9) The Mortgage, to be executed and delivered by the Shipowner to the Secretary, as mortgagee, on the date hereof, covering each Vessel.


         (b) The right, title and interest of the Secretary pursuant to Section 1.03(a) is herein, collectively, called the "Security." The Secretary shall hold the Security as collateral security for all of the obligations and liabilities of the Shipowner under the Secretary's Note and as collateral security for and with respect to the Guarantees whether now made or hereafter entered into.


         (c) Notwithstanding paragraphs (a) and (b) of this Section, (1) the Shipowner shall remain liable to perform its obligations under each Construction Contract and the above-mentioned other contracts; (2) the Secretary shall not, by virtue of this Security Agreement, have any obligations under any of the documents referred to in clause (1) or be required to make any payment owing by the Shipowner thereunder; and (3) if there is no existing Default, the Shipowner shall (subject to the rights of the Secretary hereunder) be entitled to exercise all of its rights under each of the documents referred to in this Section and shall be entitled to receive all of the benefits accruing to it thereunder as if paragraphs (a) and (b) of this Section were not applicable.

         (d) The Shipowner hereby agrees with the Secretary that the Security is to be held by the Secretary subject to the further agreements and conditions set forth herein.

                                   ARTICLE II
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

         The Shipowner hereby represents and agrees, so long as this Security Agreement shall not have been discharged, as follows:

         SECTION 2.01. Shipowner's Representations, Agreements, Organization and Existence. (a) General Representations. The Shipowner hereby represents and warrants that the following are true statements as of the date hereof and further warrants that they shall remain true thereafter:

                  (1) The Shipowner is duly organized, validly existing and in good standing under the laws of the jurisdiction designated in the initial paragraph of the Special Provisions hereof and shall maintain such existence. The Shipowner has not failed to qualify to do business in any jurisdiction in the United States in which its business or properties require such qualification, and had and has full legal right, power and authority to own its own properties and assets and conduct its business as it is presently conducted;


                  (2) the Shipowner had and has legal power and authority to enter into and carry out the terms of the Guarantee Commitment, the Construction Contract, Bond Purchase Agreement, Obligations, Indenture, Security Agreement, Secretary's Note, Mortgage, Financial Agreement, and Depository Agreement (the "Documents");


                  (3) each of the Documents has been duly authorized, executed and delivered by the Shipowner and constitutes, in accordance with its respective terms, legal, valid and binding instruments enforceable against the Shipowner, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of creditors rights as from time to time in effect;

                  (4) the consummation of the transactions contemplated by and compliance by the Shipowner of all the terms and provisions of the Documents will not violate any provisions of the formation documents of the Shipowner and will not result in a breach of the terms and provisions of, or constitute a default under any other agreement or undertaking by the Shipowner or by which the Shipowner is bound or any order of any court or administrative agency entered into in any proceedings to which the Shipowner is or has been a party; and

                  (5) there is no litigation, proceeding or investigation pending or, to the best of the Shipowner's knowledge, threatened, involving the Shipowner or any of its property which could prevent or jeopardize the performance by the Shipowner of its obligations under the Documents;

         (b) Shipowner's United States Citizenship. The Shipowner is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, and shall remain such a citizen for operation in the trades in which the Shipowner proposes to operate the Vessels and in the event the Shipowner shall cease to be such a citizen, the Shipowner shall notify the Secretary immediately of such fact.

         (c) Taxes. The Shipowner has paid or caused to be paid all taxes assessed against it, unless the same are being contested in good faith or an authorized extension of time has been granted.

         SECTION 2.02.COVENANTS CONCERNING THE VESSELS. (a) Title to and Possession of the Vessels. On the date of this Security Agreement, the Shipowner represents and warrants that it lawfully owns each Vessel free from any liens, encumbrances, security interests, charges, or rights in rem (subject only to (1) the equity of the Shipyard under the Construction Contract, if any,
(2)
liens on any undelivered Vessel which the Shipyard is obligated to discharge under the Construction Contract, (3) any security interest subordinated to the Secretary's security interest permitted under the Special Provisions hereof,
(4) the Secretary's rights hereunder and (5) the liens permitted by paragraph
(d)(3) of this Section). The Shipowner shall, for the Secretary's benefit, warrant and defend the title to, and possession of, each Vessel and every part thereof against the claims and demands of all Persons whomsoever.

         (b) Sale, Mortgage, Transfer or Charter of the Vessels. (1) The Shipowner shall not, without the Secretary's prior written consent, sell, mortgage, demise charter or transfer any Vessel to any Person (or charter the Vessel to a Related Party under any form of charter).


                  (2) The Shipowner hereby covenants that: (A) it will not enter into any time charter of the Vessels in excess of six months unless the time charter contains the following provision, "This time charter is subject to each of the rights and remedies of the Secretary of Transportation and has been assigned to the Secretary under a Security Agreement and Mortgage, each executed by the Shipowner in favor of the Secretary with respect to the Vessels being chartered." and (B) it shall, within 10 calendar days of entering into any time charter in excess of six months, transmit a copy of the time charter to the Secretary.


         (c) Taxes and Governmental Charges. The Shipowner shall pay and discharge, or cause to be paid and discharged, on or before the same shall become delinquent, all taxes, assessments, government charges, fines and penalties lawfully imposed upon each Vessel, unless the same are being contested in good faith.

         (d) Liens. (1) As a condition precedent to each payment by the Shipowner under the Construction Contract, the Shipowner shall require an Officer's Certificate from the Shipyard stating that once the Shipyard receives said payment, there will be no liens or rights in rem against the respective Vessel. At the Delivery Date of each Vessel, the Shipowner and the Shipyard shall provide an Officer's Certificate stating that there are no liens or rights in rem against the respective Vessel except for the Mortgage.

                  (2) After the Delivery Date of each Vessel, the Shipowner shall satisfy, or cause to be satisfied, within 30 days of its knowledge thereof, any lien or encumbrance or right in rem which shall be filed against such Vessel unless the same is being contested in good faith; and

                  (3) Neither the Shipowner, any charterer, the master of any Vessel, nor any other Person has or shall have any right, power or authority, without the Secretary's prior written consent, to create, incur or permit to be placed or imposed on any Vessel any lien, encumbrance, security interest, charge, or rights in rem, and statutory liens incident to current operations unless such statutory liens are subordinate to the Mortgage.

         (e) Compliance with Applicable Laws. The Shipowner shall at all times be in compliance with all applicable U.S. laws. In addition, each Vessel (1) shall be designed to meet, and on the Delivery Date thereof and at all times thereafter shall meet all requirements of applicable laws, treaties and conventions, and of applicable rules and regulations thereunder, and (2) shall have on board valid certificates showing compliance therewith; provided that the foregoing shall not apply if (A) the Vessel is in Government Use; (B) there has been an actual or constructive total loss or an agreed or compromised total loss of such Vessel; or (C) there has been any other loss with respect to such Vessel and the Shipowner shall not have had a reasonable time to repair the same.

         (f) Vessels' Operation. Except when the Vessel is in Government Use, the Shipowner shall not (1) cause or permit the Vessels to be operated in any manner contrary to law or to any lawful rules or regulations of the Maritime Administration, (2) remove or attempt to remove the Vessels beyond the limits of the United States without the Secretary's prior written consent except on voyages with the intention of returning to the United States, or (3) abandon such Vessels in any foreign port unless there has been an actual or constructive total loss or an agreed or compromised total loss of any of the Vessels.

         (g) Vessels' Condition and Maintenance. (1) Each Vessel shall be constructed, maintained and operated so as to meet, at all times, the highest classification, certification, rating and inspection standards for Vessels of the same age and type as may be imposed by the Classification Society; provided that, the foregoing shall not apply if the Vessel has been (i) under Government Use, (ii) an actual or constructive total loss or an agreed or compromised total loss of such Vessel, or (iii) any other loss with respect to such Vessel and the Shipowner shall not have had a reasonable time to repair the same;

                  (2) On the Delivery Date of each Vessel, the Shipowner shall furnish to the Secretary an Interim Class Certificate issued for each such Vessel by the Classification Society and promptly after the Delivery Date of each Vessel, furnish to the Secretary a Certificate of Class with respect to such Vessel issued by the Classification Society. Subsequently, the Shipowner shall annually (A) furnish to the Secretary a Certificate of Confirmation of Class issued by the Classification Society showing that the above-mentioned classification and rating have been retained for each Vessel and (B) furnish to the Secretary copies of all Classification Society reports, including periodic and damage surveys for each Vessel; provided that, the foregoing shall not apply if the Vessel is in Government Use and the governmental body does not permit classification and rating of the Vessel.

                  (3) Notwithstanding Section 2.02(g)(2), if the Vessel is a barge which is not classed, then the Shipowner shall, at all times, at its own cost and expense maintain and preserve each Vessel, so far as may be practicable, in at least as good order and condition, ordinary wear and tear excepted, as at the Delivery Date of such Vessel, and shall perform or cause to be performed at least once every five years and at any other time reasonably required by the Secretary, a survey and inspection of the Vessels by an independent marine surveyor approved by the Secretary; and provided that, no such surveys will be required within the last three years prior to the final Stated Maturity of the Obligations. The Shipowner shall furnish two copies of the report of such independent marine surveyor to the Secretary within 15 days of such survey and inspection. The Shipowner shall deliver to the Secretary annually an Officer's Certificate stating the condition and maintenance of each Vessel; provided further, that none of this Section shall apply when the Vessel is in Government Use.

         (h) Material Changes in the Vessels. After the Delivery Date of any undelivered Vessel or the Closing Date of any already delivered Vessel, the Shipowner shall not make, or permit to be made, any material change in the structure, means of propulsion, type or speed of such Vessel or in its rig, without the Secretary's prior written consent.

         (i) Documentation of the Vessels. Upon the Delivery Date and thereafter, each Vessel shall be and shall remain documented under the laws of the United States of America.

         SECTION 2.03. Maintenance of Construction Contract. (a) The Construction Contract shall be maintained in full force and effect insofar as it relates to the due performance by the Shipowner and the Shipyard of all their respective obligations thereunder and the Shipowner shall not, without the Secretary's prior written consent, amend, modify, assign or terminate the Construction Contract or consent to any change in the Construction Contract which releases the Shipyard from its obligations to comply with the provisions of the Construction Contract or any applicable laws, treaties, conventions, rules and regulations; provided that, the Secretary's prior written consent shall not be necessary, but prompt written notice to the Secretary shall be given for (1) any mandatory or regulatory change to the Construction Contract as a result of any requirements of any governmental agency, or (2) any non-mandatory changes that Shipyard and Shipowner desire to make which do not exceed, with respect to any item of the Vessel's construction, one (1%) percent of the Vessel's Contract Price and which do not, in the aggregate, cause the Vessel's Contract Price to be increased more than five (5%) percent or the delivery and completion date of the Vessel to be extended more than ten (10) days. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessels which changes the capacity of the Vessels to perform as originally intended by the Construction Contract without the Secretary's prior written consent. The Secretary will nonetheless retain its authority to review work done under a change order to ascertain whether the work should be included in Actual Cost and whether the price charged is fair and reasonable. No withdrawals may be made from the Escrow Fund for work that is not determined to be includable in Actual Cost.

         (b) Notwithstanding anything to the contrary contained in the Construction Contract or herein, no changes to the payment milestones and disbursement schedules shall be made without the Secretary's prior written consent, except to the extent reasonably required to reflect the change orders under paragraph (a) of this Section.

         SECTION 2.04. Delivery Requirements. At or prior to the Delivery Date, the Shipowner shall have:

         (a) documented the Vessel under the laws of the United States with the United States Coast Guard;

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
         (b) executed and delivered to the Secretary the Mortgage (or mortgage supplement) substantially in the form of Exhibit 3 annexed hereto;

         (c) recorded the Mortgage (or, if appropriate, a mortgage supplement) in the National Vessel Documentation Center of the United States Coast Guard, or its successor;

         (d) delivered to the Secretary an Officer's Certificate (1) from the Shipowner and the Shipyard certifying that the Vessel is free of any claim, lien, charge, mortgage, or other encumbrance of any character except as permitted under Section 2.02(d); (2) certifying that there has not occurred and is not then continuing any event which constitutes (or after any period of time or any notice, or both, would constitute) a default under the Security Agreement; (3) that the marine insurance as required under Section 2.05 will be in full force and effect at the time of Vessel delivery; (4) certifying that the Vessel was constructed substantially in accordance with the plans and specifications of the Construction Contract; (5) certifying that there have been no unusual occurrences (or a full description of such occurrences, if any) which would adversely affect the condition of the delivered Vessel.

         (e) delivered to the Secretary (1) an opinion of counsel substantially in the form of Exhibit A to the form of Mortgage; and (2) a certificate of delivery and acceptance from the Shipowner and the Shipyard to the Secretary with respect to the delivered Vessel;

         SECTION 2.05. Insurance. (a) Prior to the Delivery Date of each Vessel, the Shipowner shall, without cost to the Secretary or, with respect to war risk builder's risk insurance mentioned below, without cost to the Shipyard, cause each Vessel to be insured as provided in the Construction Contract and as contemplated by the Consent of Shipyard; provided that, the insurance required by this Section shall be approved by the Secretary.

         (b) Upon the Delivery Date of each Vessel and at all times thereafter, the Shipowner shall, without cost to the Secretary, keep such Vessel insured as indicated below and with such additional insurance as may be specified by the Secretary in an amount in U.S. dollars equal to 110% of the unpaid principal amount of the Proportionate Part of the Secretary's Note, or such greater sum, up to and including the full commercial value of such Vessel as may be required by the Secretary. The Shipowner shall provide 30 days prior written notice to the Secretary of all insurance renewals.


                  (1) Marine and war risk hull insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by the Secretary and/or policies issued by or for the Maritime Administration (or under such other forms of policies as the Secretary may approve in writing) insuring such Vessel against the usual risks covered by such forms (including, at the Shipowner's option, such amounts of increased value and other forms of "total loss only" insurance as are permitted by said hull insurance policies); and

                  (2) While any Vessel is laid up, at the Shipowner's option and in lieu of the above-mentioned marine and war risk hull insurance or marine and war risk hull and increased value insurance, port risk insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by the Secretary and/or policies issued by or for the Maritime Administration (or under such other forms of policies as the Secretary may approve in writing) insuring such Vessel against the usual risks covered by such forms.


                  (3) Notwithstanding the foregoing, the Shipowner, with the Secretary's prior written consent, shall have the right to self-insure up to the amount specified in the Special Provisions hereof for any loss resulting from any one accident or occurrence (other than an actual or constructive total loss of any Vessel).


         (c) All policies of insurance under this Section shall provide, so long as this Security Agreement has not been discharged, that payment of all losses shall be made payable to the Secretary for distribution by him to himself, the Shipowner and (in the case of the insurance required by paragraph
(a) of this Section) the Shipyard, except that (i) as provided in paragraph (e) of this Section and (ii) under the policies required by paragraph (b) of this Section, payment of all losses up to the amount specified in the Special Provisions hereof by all insurance underwriters with respect to any one accident, occurrence or event may be made directly to the Shipowner unless there is an existing Default, or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, in which event payment of all losses shall be made payable to the Secretary as aforesaid.

         Any such insurance recoveries to which the Secretary shall be so entitled shall be applied as follows:

                  (1) In the event that insurance becomes payable under said policies on account of an accident, occurrence or event not resulting in an actual or constructive total loss or an agreed or compromised total loss of any Vessel, the Secretary shall (A) if there is no existing Default and if none of the events described in Section 2.07 has occurred, in accordance with a Shipowner's Request, pay, or consent that the underwriters pay, direct for repairs, liabilities, salvage claims or other charges and expenses (including sue and labor charges due or paid by the Shipowner) covered by the policies, or (to the extent that, as stated in an Officer's Certificate delivered to the Secretary, accompanied by written confirmation by the underwriter or a surveyor or adjuster, the damage shall have been repaired and the cost thereof paid of such liabilities, salvage claims, or other charges and expenses discharged or paid) reimburse, or consent that the underwriters reimburse, the Shipowner therefor and (after all known damage with respect to the particular loss shall have been repaired, except to the extent the Shipowner, with the Secretary's written consent, deems the said repair inadvisable, and all known costs, liabilities, salvage claims, charges and expenses, covered by the policies, with respect to such loss shall have been discharged or paid, as stated in an Officer's

Certificate delivered to the Secretary, accompanied by written confirmation by the underwriters or a surveyor or adjuster) pay, or consent that the underwriters pay, any balance to the Shipowner; or (B) if there is an existing Default, in accordance with a Request of Shipowner, pay, or consent that the underwriters pay, direct for the Shipowner's proportion of such repairs, liabilities, salvage claims or other charges and expenses (including sue and labor charges due or paid by the Shipowner) covered by the policies and hold any balance until the same may be paid or applied under clauses (A), (C) or (D) of this subsection, whichever is applicable; or (C) if the Guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture and none of the events described in Section 2.07 has occurred, apply the insurance as provided in Section 6.05; or (D) if the Guarantees shall have terminated pursuant to Section 3.02(b) or (d), pay the insurance to the Shipowner;

                  (2) In the event of an accident, occurrence or event resulting in an actual or constructive total loss of any Vessel prior to the Delivery Date of such Vessel, the Shipowner shall forthwith deposit with the Secretary any insurance moneys which the Shipowner receives on account thereof under policies of insurance required by paragraph (a) of this Section, and any such insurance moneys shall be held by the Secretary for 10 days (or such lesser or further time as the Shipowner and the Secretary may agree upon). Upon the expiration of said period of time, (A) if there is no existing Default and if the Shipowner, the Shipyard and the Secretary shall have elected not to construct such Vessel under the Construction Contract, then said insurance moneys shall be applied, to the extent necessary and required pursuant to
Section 2.07; or (B) if there is no existing Default and if the Shipowner, the Shipyard and the Secretary shall not have made the election contemplated by clause (A) of this subsection, then said insurance moneys (together with the Shipowner's funds to the extent, if any, required by the Secretary for deposit on account of interest under clause (ii) below) shall be deposited in the Escrow Fund, in such amount and to the extent available, so that the moneys in the Escrow Fund after such deposit shall be equal to (i) the principal amount of the Proportionate Part of the Outstanding Obligations relating to such Vessel at the time of such deposit and (ii) such interest on said deposit, if any, as may be required by the Secretary (said moneys to be subject to withdrawal in the same manner as moneys originally deposited in said Escrow
Fund); and the balance, if any, of such insurance moneys held by the Secretary shall be paid to the Shipowner; and

                  (3) In the event of an accident, occurrence or event resulting in an actual or constructive total loss or an agreed or compromised total loss of any Vessel, whether prior to or after the Delivery Date of such Vessel, and the insurance moneys have not been applied as provided in paragraph
(c)(2) of this Section, the Shipowner shall forthwith deposit with the Secretary any insurance moneys which the Shipowner receives on account thereof under policies of insurance required by this Section, and any such insurance moneys received by the Secretary, whether from the Shipowner or otherwise, or held by the Secretary pursuant to paragraph (c)(2) of this Section, shall (A) if there is no existing Default, be applied, to the extent necessary, pursuant to Section 2.07; (B) if there is an existing Security Default, be held until the same may be applied under clauses (A), (C), or (D) of this subsection, whichever is applicable; (C) if the guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, be applied as provided in Section 6.05; provided that, notwithstanding the foregoing clauses (A), (B) and (C) of this subsection, the Shipowner shall not be required to so deposit with the Secretary insurance moneys in an amount which, together with funds otherwise available for the redemption of Obligations is in excess of that required for the redemption of the Proportionate Part of the Outstanding Obligations pursuant to Section 3.05 of the Indenture and for the payment to the Secretary of a Proportionate Part of all other sums that may be secured by this Security Agreement and the Mortgage; or (D) if the Guarantees shall have terminated pursuant to Section 3.02(b) or 3.02(d), be paid to the Shipowner.

         (d) In the event of an accident, occurrence or event resulting in a constructive total loss of any Vessel, the Secretary shall have the right (with the prior written consent of the Shipowner, unless there is an existing Default, and at any time prior to the Delivery Date of such Vessel also with the prior written consent of the Shipyard) to claim for a constructive total loss of such Vessel. If (1) such claim is accepted by all underwriters under all policies then in force as to such Vessel under which payment is due for total loss and (2) payment in full is made in cash under such policies to the Secretary, then the Secretary shall have the right to abandon such Vessel to the underwriters of such policies, free from lien of this Security Agreement and the Mortgage.

         (e) Commencing on the Delivery Date of each Vessel, the Shipowner shall, without cost to the Secretary, keep each such Vessel insured against marine and war risk protection and indemnity risks and liabilities by policies of insurance approved by the Secretary as to form and amount; provided that,
(1) the Shipowner shall, as soon as possible before such Delivery Date, present any such policy to the Secretary (who shall promptly approve or disapprove the same), (2) any approval of a policy under this subsection shall be effective until the end of the policy period or until 60 days after the Secretary shall notify the Shipowner of a desired change in the form and/or amount thereof, whichever shall first occur, and (3) war protection and indemnity insurance shall be required unless the Secretary gives written notice to the Shipowner stating that such insurance is not required.

         Such policies may provide that (1) if the Shipowner shall not have incurred the loss, damage, or expense in question, any loss under such insurance may be paid directly to the Person to whom any liability covered by such policies has been incurred (whether or not a Default then exists), and (2) if the Shipowner shall have incurred the loss, damage or expense in question, any such loss shall be paid to the Shipowner in reimbursement if there is no existing Default of which the underwriter has written notice from the Shipowner or the Secretary, or, if there is such an existing Default, to the Secretary to be held and applied as follows: (A) applied as provided in Section 6.05 in the event the Guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, or (B) to the extent not theretofore applied pursuant to Section 6.05, paid forthwith to the Shipowner upon its Request in the event there is no existing Default or the Guarantees shall have terminated pursuant to Section 3.02(b) or (d) at the date of delivery of such Request; provided that, irrespective of the foregoing, with the Secretary's prior written consent, the Shipowner shall have the right to self-insure in an amount up to the limit specified in the Special Provisions hereof with respect to each accident, occurrence or event, except that, with respect to cargo or property carried, the Shipowner, with the Secretary's prior written consent, shall have the right to self-insure in an amount up to the limit specified in the Special Provisions hereof with respect to each cargo or property carried.

         (f) All insurance required under this Section shall be placed and kept with the United States Government or with American and/or British (and/or other foreign, if permitted by the Secretary in writing) insurance companies, underwriters' association or underwriting funds approved by the Secretary. All insurance required under this subsection shall be arranged through marine insurance brokers and/or underwriting agents as chosen by the Shipowner and approved by the Secretary.

         (g) The Secretary shall not have the right to enter into an agreement or compromise providing for an agreed or compromised total loss of any Vessel without prior written consent of (i) the Shipyard (prior to the Delivery Date of such Vessel) and (ii) (unless there is an existing Default) the Shipowner. If (1) the Shipowner shall have given prior consent thereto or (2) there is an existing Default, the Secretary shall have the right in his discretion, and with the prior written consent of the Shipyard prior to the Delivery Date of such Vessel, to enter into an agreement or compromise providing for an agreed or compromised total loss of such Vessel; provided that, if the aggregate amount payable to the Shipowner and/or the Secretary under such agreement or compromise, together with funds held by the Secretary and available for the redemption of Obligations, is not sufficient to redeem or pay the Proportionate Part of the Outstanding Obligations pursuant to Section 2.07, the Secretary shall not enter into such agreement or compromise without the Shipowner's prior written consent.

         (h) During the continuance of (1) a taking or requisition of the use of any Vessel by any government or governmental body, or (2) a charter, with the Secretary's prior written consent, of the use of any Vessel by the United States Government or by any governmental body of the United States, or by any other government or governmental body, the provisions of this Section shall be deemed to have been complied with in all respects if such government or governmental body shall have agreed to reimburse, in a manner approved by the Secretary in writing, the Shipowner for loss or damage covered by the insurance required hereunder or resulting from the risks under paragraphs (a), (b), and
(e) of this Section or if the Shipowner shall be entitled to just compensation therefor. In addition, the provisions of this Section shall be deemed to have been complied with in all respects during any period after (A) title to any Vessel shall have been taken or requisitioned by any government or governmental body or (B) there shall have been an actual or constructive total loss or an agreed or compromised total loss of any Vessel. In the event of any taking, requisition, charter or loss contemplated by this paragraph, the Shipowner shall promptly furnish to the Secretary an Officer's Certificate stating that such taking, requisition, charter or loss has occurred and, if there shall have been a taking, requisition or charter of the use of any Vessel, that the government or governmental body in question has agreed to reimburse the Shipowner, in a manner approved by the Secretary, for loss or damage resulting from the risks under paragraphs (a), (b), and (e) of this Section or that the Shipowner is entitled to just compensation therefor.

         (i) All insurance required (A) under paragraph (a) of this Section shall be taken out in the names of the Shipowner, the United States and the Shipyard as assureds, and (B) under paragraphs (b) and (c) of this Section shall be taken out in the names of the Shipowner and the United States as assureds. All policies for such insurance so taken out shall, unless otherwise consented to by the Secretary, provide that (1) there shall be no recourse against the United States for the payment of premiums or commissions, (2) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the United States for the payment thereof, and (3) at least 10 days' prior written notice of any cancellation for the nonpayment of premiums, commissions, club calls, assessments or advances shall be given to the Secretary by the insurance underwriters.

         (j) The Shipowner shall not, without the Secretary's prior written consent, (1) do any act, nor voluntarily suffer or permit any act to be done, whereby any insurance required by this Section shall or may be suspended, impaired or defeated or (2) suffer or permit any Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance then in effect without first covering such Vessel with insurance satisfactory in all respects for such voyage or the carriage of such cargo; provided that, this paragraph shall be subject to the requirements of any military authority of the United States and shall not apply in the case of such Vessel if and so long as the title or use of such Vessel shall have been taken, requisitioned or chartered by any government or governmental body as contemplated by Section 2.07.

         (k) In the event that any claim or lien is asserted against any Vessel for loss, damage or expense which is covered by insurance hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of such Vessel or to release such Vessel from arrest on account of said claim or lien, the Secretary, on the Shipowner's Request, may, at the Secretary's sole option, assign to any Person executing a surety or guaranty bond or other agreement to save or release such Vessel from such arrest, all right, title and interest of the Secretary in and to said insurance covering such loss, damage or expense as collateral security to indemnify against liability under said bond or other agreement.

         (l) Except as the Secretary shall otherwise direct by notice in writing to the Shipowner, the Shipowner shall deliver to the Secretary the original policies evidencing insurance maintained under this Section; provided that, if any such original policy shall have been delivered previously to the Secretary or to a mortgagee by the Shipowner under another ship mortgage of the Shipowner, the Shipowner shall deliver a duplicate or pro forma copy of such policy to the Secretary. The Secretary or any agent thereof (who may also be an agent of the issuer) shall at all times hold the policies delivered as aforesaid; provided that, if one or more of said policies are held by an agent of the Secretary, the Shipowner shall, upon the Secretary's request, deliver a duplicate or pro forma copy thereof to the Secretary, and provided further, that if the Shipowner shall deliver to the Secretary a Request (1) stating that delivery of such policy to the insurer is necessary in connection with the collection, enforcement or settlement of any claim thereunder (including claims for return premiums and any other amounts payable by the insurer) and (2) setting forth the name and address of the Person to whom such policy is to be delivered or mailed for such purpose, and if the Secretary approves such Request, the Secretary shall, at the Shipowner's expense, deliver or mail (by registered or certified mail, postage prepaid) such policy in accordance with such Request, accompanied by a written direction to the recipient to redeliver such policy directly to the Secretary or an agent thereof when it has served the purpose for which so delivered. The Shipowner agrees that, in case it shall at any time so cause the delivery or mailing of any policy to any Person as aforesaid, the Shipowner will cause such policy to be promptly redelivered to the Secretary or an agent thereof as aforesaid. The Secretary shall have no duty to see to the redelivery of such policy, but shall have the duty to request the redelivery thereof at intervals of 60 days thereafter.

         (m) Nothing in this Section shall limit the insurance coverage which the Secretary may require under any contract or agreement to which the Secretary and the Shipowner are parties.

         The requirements of this Section are expressly subject to the Special Provisions of this Security Agreement.

         SECTION 2.06. Inspection of the Vessels; Examination of Shipowner's Records. The Shipowner will: (a) afford the Secretary, upon reasonable notice, access to the Vessels, their cargoes and papers for the purpose of inspecting the same; (b) maintain records of all amounts paid or obligated to be paid by or for the account of the Shipowner for each Vessel's Construction; and (c) at reasonable times permit the Secretary, upon request, to make reasonable, material and pertinent examination and audit of books, records and accounts maintained by the Shipowner, and to take information therefrom and make transcripts or copies thereof.

         SECTION 2.07. Requisition of Title, Termination of Construction Contract or Total Loss of a Vessel. In the event of requisition of title to or seizure or forfeiture of such Vessel, termination of the Construction Contract relating to such Vessel, or the occurrence of the circumstances referred to in
Section 2.05(c)(3), then all of the following shall apply:

         (a) The Shipowner shall promptly give written notice thereof to the Secretary.


         (b) The Shipowner shall promptly pay all amounts it receives by reason of such requisition, seizure, forfeiture, termination or total loss ("Loss Event") to the Secretary.


         (c) After the Secretary has received sufficient funds to retire a Proportionate Part of the Outstanding Obligations affected by the Loss Event:

                   (1) if there is no existing Default, (A) the Secretary and the Shipowner shall give notice to the Indenture Trustee of a redemption of Proportionate Part of the Outstanding Obligations pursuant to Section 3.05 of the Indenture, (B) such amount, if any, held by the Secretary, shall be paid by the Secretary to the Indenture Trustee not earlier than 10 days prior to, nor later than the opening of business on, the Redemption Date required by Section
3.05 of the Indenture, (C) the remainder shall next be applied by the Secretary for the payment of a Proportionate Part of all other sums that may be secured hereby, and (D) the balance shall be paid to the Shipowner including any interest earned on the proceeds which are in excess of the amount required to redeem the Obligations;

                  (2) if there is an existing Default and the Guarantees shall not have terminated pursuant to Section 3.02, such amounts shall be held until the same may be applied or paid under paragraphs (1), (3), or (4) of this subsection, whichever is applicable;

                  (3) if the Guarantees shall have terminated pursuant to
Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, such amounts shall be applied as provided in Section 6.05; or

                  (4) if the Guarantees shall have terminated pursuant to
Section 3.02(b) or 3.02(d) such amounts shall be paid by the Secretary to the Shipowner.

Provided that, notwithstanding the foregoing, the Shipowner shall not be required to pay the Secretary any amount which the Secretary agrees is in excess of the amount needed for redemption of the Proportionate Part of the Outstanding Obligations affected by the Loss Event.

         SECTION 2.08. Notice of Mortgage. (a) A properly certified copy of the Mortgage shall be carried on board each self-propelled Vessel with that Vessel's documents and shall be exhibited on demand to any Person having business with such Vessel or to any Secretary's representative.

         (b) A notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, and framed, shall be placed and kept prominently exhibited in the chart room and in the master's cabin of a self-propelled Vessel.

         (c) The notice referred to in paragraph (b) of this Section shall read as follows:

                           "NOTICE OF FLEET MORTGAGE

         This Vessel is owned by (Insert name of Shipowner) , a (Insert jurisdiction) corporation ("Shipowner"), and is covered by a First Preferred Ship Mortgage in favor of the United States of America, under authority of Chapter 313, Title 46 of the United States Code. Under the terms of said Mortgage neither the Shipowner, any charterer, the master or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien other than statutory liens incident to current operations that are subordinate to the Mortgage."


         SECTION 2.09. Compliance with 46 U.S.C. Chapter 313. The Shipowner shall comply with and satisfy all of the provisions of Chapter 313, in order to establish and thereafter to maintain the Mortgage as a preferred mortgage upon each Vessel.

         SECTION 2.10. Performance of Shipowner's Agreements by the Secretary. If the Shipowner shall fail to perform any of its agreements hereunder or under the Mortgage, the Secretary may, in its discretion, at any time during the continuance of an event which by itself, with the passage of time, or the giving of notice, would constitute a Default, perform all acts and make all necessary expenditures to remedy such failure. Notwithstanding the foregoing, the Secretary shall not be obligated to (and shall not be liable for the failure to) perform such acts and make such expenditures. All funds advanced and expenses and damages incurred by the Secretary relating to such compliance shall constitute a debt due from the Shipowner to the Secretary and shall be secured hereunder and under the Mortgage prior to the Secretary's Note and shall be repaid by the Shipowner upon demand, together with interest at the rate that would have been paid by the Department of Treasury on the expended funds plus 1%.

         SECTION 2.11. Uniform Commercial Code Filings; Further Assurances. The Shipowner shall (a) furnish evidence satisfactory to the Secretary that financing statements under the UCC shall have been filed against the Shipowner and/or the Shipyard in all offices in which it may be necessary or advisable in the opinion of the Secretary to perfect the Secretary's security interests, and
(b) from time to time execute and deliver such further instruments and take such action as may reasonably be required to more effectively subject the Security to the lien of this Security Agreement and the Mortgage as contemplated thereby, including but not limited to, legal opinions from an independent counsel for the Shipowner to the effect that all UCC Financing Statements have been filed to perfect the Secretary's interests in the Security as valid and enforceable first priority perfected security interests.

         SECTION 2.12. Modification of Formation Agreements. (a) If the Shipowner is organized as a general partnership, limited partnership, limited liability company or joint venture, then for so long as there is Outstanding any indebtedness to the United States of America pursuant to the Act, the partnership agreement, operating agreement, limited liability agreement, joint venture agreement (or any agreement constituting such an entity) shall not be amended, modified or voluntarily terminated without the Secretary's prior written consent.

         (b) In the event where any action by the Shipowner, any member of the Shipowner or the management of the Shipowner results or would result in dissolution of the Shipowner pursuant to its limited liability company agreement or governing law, each member of the Shipowner shall forthwith take all steps necessary to reform and reestablish the Shipowner.


         SECTION 2.13. Members of Limited Liability Companies. All existing and future members of a Shipowner which is a limited liability company (each being a "Member"), upon becoming a Member, shall forthwith enter into an agreement with the Secretary, in form and substance satisfactory to the Secretary, whereby each Member agrees: (1) that any amounts owed by the Shipowner to a Member with respect to its interest (as that or the equivalent term is used in the Shipowner's limited liability company agreement) (the "Distributions") shall be subordinated to the Shipowner's payment of the Secretary's Note and debts under the Security Agreement, provided that such Distributions may be paid to the extent the Shipowner is permitted to pay dividends under the Financial Agreement; (2) that in the event of default by the Shipowner under the Security Agreement, the Member shall be subordinated in its rights to receive any Distribution or to be paid any sums whatsoever by the Shipowner until the Secretary has made a full recovery of any and all amounts owed under the Secretary's Note and the Security Agreement.

         SECTION 2.14. Concerning the Performance and Payment Bonds. During the Construction, the Shipowner shall cause to be maintained Performance Bonds and Payment Bonds naming the Shipowner and the Secretary as co-obligees (the "Surety Bonds") in form and substance satisfactory to the Secretary, to be obtained by the Shipyard in the amount of the Construction Contract, issued by such surety company or companies as shall be satisfactory to the Secretary (the "Surety"). In the event that the price for the work to be performed under the Construction Contract is increased, then the Surety Bonds shall be increased simultaneously in a corresponding amount. The Shipowner hereby agrees that the Secretary shall be the sole loss payee under the Surety Bonds and the Surety shall pay such amounts directly to the Secretary for distribution to the co-obligees as their interests may appear. The Shipowner hereby agrees that its interest as a co-obligee under each of the Surety Bonds is and shall be, upon the occurrence of a Default under the Security Agreement, fully subject and subordinate to the rights and interests of the Secretary therein. In the event of a default under the Security Agreement, which default results in a payment under any of the Surety Bonds, then the Surety Bonds proceeds shall be distributed by the Secretary in accordance with the provisions of Section 6.05 hereof. The Shipowner hereby irrevocably appoints the Secretary, the true and lawful attorney of the Shipowner, in its name and stead, to execute all consents, approvals, settlements and agreements on behalf of the Shipowner with respect to any rights related to the Surety Bonds.


                                  ARTICLE III
                              THE SECRETARY'S NOTE

         SECTION 3.01. Secretary's Note. On this date, the Shipowner has duly executed and delivered and the Secretary has accepted the Secretary's Note payable in an amount equal to the principal amount of the Obligations.

         SECTION 3.02. Termination of the Guarantees. Except as provided in
Section 6.08 of the Indenture, the Guarantee with respect to a particular Obligation, shall terminate only when, one or more of the following events shall occur:

         (a) Such Obligation shall have been Retired or Paid;

         (b) The Obligees of all the Obligations then Outstanding shall have elected to terminate the Guarantees, and the Secretary has been so notified by the Indenture Trustee or all Obligees in writing; provided that, such termination shall not prejudice any rights accruing hereunder prior to such termination;

         (c) Such Guarantee shall have been paid in full in cash by the Secretary; or

         (d) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided in the Indenture, Guarantee, or the Act.

         SECTION 3.03. Execution of Additional Secretary's Note. (a) In the event and when each new issue of Obligations is executed, authenticated and delivered on a date or dates subsequent to the date hereof, as contemplated by, and pursuant to the Indenture, the Shipowner shall, at the time of the issuance of such Obligations, execute and deliver to the Secretary an additional Secretary's Note or, at the Secretary's discretion, an endorsement to the Secretary's Note in an amount equal to the principal amount of, and at the interest rate borne by, such issue of Obligations, on the terms stated in the Secretary's Note.

         (b) Each Secretary's Note or endorsement executed and delivered in accordance with Section 3.03 shall together with the Secretary's Note be secured by this Security Agreement and the Mortgage.

                                   ARTICLE IV
                 CONSTRUCTION FUND; MONEYS DUE WITH RESPECT TO
                          CONSTRUCTION OF THE VESSELS


         SECTION 4.01. Construction Fund. (a) The Shipowner has deposited in the Construction Fund with the Depository the amount, if any, indicated in the Depository Agreement from the proceeds of the Obligation to be held by the Depository in a Securities Account in accordance with the terms of the Depository Agreement. This Securities Account together with any future deposits and the proceeds from the investment of the amounts on deposit shall be called the "Construction Fund."


         (b) The Shipowner may withdraw money from the Construction Fund under the same procedures and conditions as the Shipowner may withdraw money from the Escrow Fund under Section 5.03, except that the Shipowner's Request for withdrawal will not be subject to Section 5.03(a)(2)(A) or 5.03(h). The administration of the Construction Fund shall also be subject to the terms and conditions of Sections 5.04 and 5.05.

         SECTION 4.02. Moneys Due with Respect to Construction of the Vessels.
(a) In the event that the Shipowner shall receive any moneys from any Person in connection with the Construction of any Vessel, the Shipowner shall give written notice thereof to the Secretary and shall promptly pay the same over to the Depository to be held in the Title XI Reserve Fund.

         (b) Upon and after a final determination of Actual Cost in accordance with Section 5.01, in the absence of a Default, any moneys held by the Depository which are not to be applied for the redemption of Obligations under
Section 3.04 of the Indenture shall be paid to the Shipowner.

         (c) In the event there is an existing Default, the money shall be held by the Depository in accordance with the provisions of the Depository Agreement.

         (d) In the event the Secretary assumes the Shipowner's rights and duties under Section 6.09 of the Indenture or pays the Guarantees, the

Depository shall promptly pay all moneys including all Moneys Due with Respect to Construction of the Vessels to the Secretary, who will apply it in accordance with Section 6.05.

                                   ARTICLE V
                          ACTUAL COST; THE ESCROW FUND

         SECTION 5.01. Actual Cost Determinations. (a) The Actual Cost of each Vessel (and the aggregate Actual Cost of all of the Vessels), determined as of the date of this Security Agreement, is as set forth in Table A hereof.

         (b) The Secretary agrees to: (1) make a final determination of the Actual Cost of each Vessel, limited to amounts paid by or for the account of the Shipowner on account of the items set forth in Table A hereof and, to the extent approved by the Secretary, any other items or any increase in the amounts of such items, such determination to be made as of the time of payment by or for the account of the Shipowner of the full amount of said Actual Cost of such Vessel, excluding any amounts which are not to become due and payable, and (2) promptly give written notice to the Shipowner, of the results of said final determination; provided that, the Shipowner shall have requested such determination not less than 60 days in advance and shall have furnished to the Secretary not less than 30 days in advance of such determination along with a Shipowner's Officer's Certificate and a statement by an independent certified (or, with the Secretary's prior written consent, an independent) public accountant or firm of accountants of the total amounts paid or obligated to be paid by or for the account of the Shipowner for the Construction of such Vessel, together with a breakdown of such totals according to the items for which paid or obligated to be paid.

         SECTION 5.02. Escrow Fund Deposits. At the time of the sale of the Obligations, the Shipowner shall deposit with the Secretary in the Escrow Fund all of the proceeds of that sale unless the Shipowner is entitled to withdraw funds under Section 5.03. If the Obligations are issued before the delivery of all of the Vessels, then the Shipowner shall also deposit into the Escrow Fund on the Closing Date an amount equal to six months interest at the rate borne by the Obligations.

         SECTION 5.03. Escrow Fund Withdrawals. (a) The Secretary shall within a reasonable time after written Request from the Shipowner, disburse from the Escrow Fund directly to the Indenture Trustee, any Paying Agent for such Obligations, the Shipyard, or any other Person entitled thereto, any amount which the Shipowner is obligated to pay, or to the Shipowner for any amounts it has paid, on account of the items and amounts or any other items set forth in Table A annexed hereto or subsequently approved by the Secretary, provided that, the Secretary is satisfied with the accuracy and completeness of the information contained in the following submissions:

                  (1) A Responsible Officer of the Shipowner shall deliver an Officer's Certificate, in form and substance satisfactory to the Secretary, stating that (A) there is neither a Default under the Construction Contract nor the Security Agreement; (B) there have been no occurrences which have or would adversely and materially affect the condition of the Vessel, its hull or any of its component parts; (C) the amounts of the Request are in accordance with the Construction Contract including the approved disbursement schedule and each item in these amounts is properly included in the Secretary's approved estimate of Actual Cost; (D) with respect to the Request, once the Contractor is paid there will be no liens or encumbrances on the applicable Vessel, its hull or component parts for which the withdrawal is being requested except for those already approved by the Secretary; and (E) if the Vessel has already been delivered, it is in class and is being maintained in the highest and best condition. The Shipowner shall also attach an Officer's Certificate of the Shipyard, in form and substance satisfactory to the Secretary, stating that there are no liens or encumbrances as provided in clause (D) of this subsection and attaching the invoices and receipts supporting each proposed withdrawal to the satisfaction of the Secretary.

                  (2) No payment or reimbursement under this Section shall be made (A) to any Person until the Construction Fund, if any, has been exhausted,
(B) to any Person until the total amount paid by or for the account of the Shipowner from sources other than the proceeds of such Obligations equals at least 12-l/2% of the Actual Cost of the related Vessel is made; (C) to the Shipowner which would have the effect of reducing the total amounts paid by the Shipowner pursuant to clause (B) of this subsection; or (D) to any Person on account of items, amounts or increases representing changes and extras or owner furnished equipment, if any, set forth in Table A annexed hereto, unless such items, amounts and increases shall have been previously approved by the Secretary; provided, however, that when the amount guaranteed by the Secretary equals 75% or less of the Actual Cost, then after the initial 12 1/2% of Actual Cost has been paid by or on behalf of the Shipowner for such Vessel and up to 37 1/2% of Actual Cost has been withdrawn from the Escrow Fund for such Vessel, the Shipowner shall pay the remaining Shipowner's equity of at least 12 1/2% (as determined by the Secretary) before additional monies can be withdrawn from the Escrow Fund relating to such Vessel.

         (b) The excess, as determined by the Secretary, of any amount on deposit in the Escrow Fund which represents interest on the principal amount deposited, over and above the amount of interest due on the next Interest Payment Date on the principal amount, as determined by the Secretary, remaining on deposit on such Interest Payment Date, may, unless there is an existing Default, be disbursed by the Secretary upon the Shipowner's Request made not more than 10 Business Days prior to such Interest Payment Date or made within at least 60 days after such Interest Payment Date.

         (c) The Secretary shall not be required to make any disbursement pursuant to this Section except out of the cash available in the Escrow Fund. If sufficient cash is not available to make the requested disbursement, additional cash shall be provided by the maturity or sale of securities in accordance with instructions pursuant to Section 5.04. If any sale or payment on maturity shall result in a loss in the principal amount of the Escrow Fund invested in securities so sold or matured, the requested disbursement from the Escrow Fund shall be reduced by an amount equal to such loss, and the Shipowner shall, no later than the time for such disbursement, pay to the Indenture Trustee, any Paying Agent, the Shipyard, or any other Person entitled thereto, the balance of the requested disbursement from the Shipowner's funds other than the proceeds of such Obligations.

         (d) If the Secretary assumes the Shipowner's rights and duties under the Indenture and the Obligations, and makes any payments in default under the Indenture, or the Secretary pays the

Guarantees, all amounts in the Escrow Fund (including realized income which has not yet been paid to the Shipowner), shall be paid to the Secretary and be credited against any amounts due or to become due to the Secretary under the Security Agreement and the Secretary's Note. To the extent payment of the Escrow Fund to the Secretary is not required, said amounts or any balance thereof, shall be paid to the Shipowner.

         (e) At any time the Secretary shall have determined that there has been, for any reason, a disbursement from the Escrow Fund contrary to this Section, the Secretary shall give written notice to the Shipowner of the amount improperly disbursed, the amount to be deposited or redeposited into the Escrow Fund on account thereof, and the reasons for such determination. The Shipowner shall thereafter promptly deposit or redeposit, as appropriate, such amount (with interest, if any) required by the Secretary into the Escrow Fund.

         (f) Notwithstanding any other provision of this Section, the Shipowner shall not seek or receive reimbursement for any amount paid to the Shipyard or any Person by the Secretary.

         (g) In the event that one of the events described in Section 2.07 has occurred with respect to one or more of the Vessels or the Secretary shall have paid the Guarantees or shall have assumed the Shipowner's rights and duties under Section 6.09 of the Indenture, the Secretary may direct that moneys remaining on deposit in the Escrow Fund may be withdrawn in whole or in part for one of the following purposes: (1) application as provided in Section 3.05 of the Indenture (but in no event shall any such disbursement for such purpose be in an amount greater than the related Proportionate Part of the Outstanding Obligations); (2) payment to the Shipowner, or its order, in the event all Outstanding Obligations are Retired or Paid, other than by payment of the Guarantees; or (3) application as provided in Section 6.05, if the Secretary shall have paid the Guarantees or shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations.

         (h) Any amounts remaining in the Escrow Fund on the Termination Date of the Escrow Fund which are in excess of 87 1/2% or 75% of Actual Cost, as the case may be, shall be applied pursuant to Section 3.04 of the Indenture to retire a Proportionate Part of the Outstanding Obligations.

         SECTION 5.04. Investment and Liquidation of the Escrow Fund. The Secretary may invest the Escrow Fund in obligations of the United States with such maturities that the Escrow Fund will be available as required for the purposes hereof. The Secretary shall deposit the Escrow Fund into an account with the Treasury Department and upon agreement with the Shipowner, shall deliver to the Treasury Department instructions for the investment, reinvestment and liquidation of the Escrow Fund. The Secretary shall have no liability to the Shipowner for acting in accordance with such instructions.

         SECTION 5.05. Income on the Escrow Fund. Except as provided in Section 5.03, any income realized on the Escrow Fund shall, unless there is an existing Default, be paid to the Shipowner upon receipt by the Secretary of such income. For the purpose of this Section, the term "income realized on the Escrow Fund," shall mean with respect to the Escrow Fund (1) the excess of the cash received from the sale of securities over their cost (less any losses from sale not already paid pursuant to Section 5.03(c)) and (2) cash received from the payment of principal and interest on securities.

         SECTION 5.06. Termination Date of the Escrow Fund. The Escrow Fund will terminate 90 days after the Delivery Date of the last Vessel covered by this Security Agreement (herein called the "Termination Date of the Escrow Fund"). In the event that on such date the payment by or for the account of the Shipowner of the full amount of the aggregate Actual Cost of all of the Vessels set forth in Table A hereof has not been made or the amounts with respect to such Actual Cost are not then due and payable, then the Shipowner and the Secretary by written agreement shall extend the Termination Date of the Escrow Fund for such period as shall be determined by the Shipowner and the Secretary as sufficient to allow for such contingencies. If the Secretary shall have earlier made a final determination of the aggregate Actual Cost of all of the Vessels in accordance with Section 5.01, the Termination Date of the Escrow Fund shall be deemed to be the date of such final determination; provided that, if as a result of such final determination, a redemption of Obligations is required pursuant to Section 3.04 of the Indenture, the Termination Date shall be the date specified as the Redemption Date in the notice of redemption given pursuant to Section 3.08 of the Indenture.


                                   ARTICLE VI
                             DEFAULTS AND REMEDIES


         SECTION 6.01. What Constitutes "Defaults;" Continuance of Defaults. Each of the following events shall constitute a "Default" within the meaning of
Section 6.01:

         (a) A default in the payment of the whole or any part of the interest on any of the Outstanding Obligations when the same shall become due and payable; or default in the payment of the whole or any part of the principal of any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration, or otherwise, or any default referred to in Section 6.08 of the Indenture; and continuation of such default for a period of 30 days shall constitute and is herein called a "Payment Default." Any corresponding default with respect to the interest on, or the principal of, the Secretary's Note is also deemed to be a Payment Default;

         (b) The following shall constitute and each is herein called a "Security Default:"


                  (1) Default by the Shipowner in the due and punctual observance and performance of any provision in Sections 2.01(b), 2.02(b) and
(i), 2.03, 2.04, 2.09, 2.11, 2.12, 2.14, 8.01 and 8.02;

                  (2) Default by the Shipowner continued after written notice specifying such failure by certified or registered mail to the Shipowner from the Secretary in the due and punctual observance and performance of any provision in Sections 2.02(a), (d), (e), (f), and (g), 2.05 (except (g) and (k) thereof), 2.07, and 2.13.

                  (3) Default by the Shipowner continued for 30 days after written notice by certified or registered mail to the Shipowner from the

Secretary in the due and punctual observance of any other agreement in this Security Agreement or in the Mortgage;

                  (4) The Shipowner shall become insolvent or bankrupt or shall cease paying or providing for the payment of its debts generally, or the Shipowner shall be dissolved or shall, by a court of competent jurisdiction, be adjudged a bankrupt, or shall make a general assignment for the benefit of its creditors, or shall lose its charter by forfeiture or otherwise; or a petition for reorganization of the Shipowner under the Bankruptcy Code shall be filed by the Shipowner, or such petition be filed by creditors and the same shall be approved by such a court of competent jurisdiction; or a reorganization of the Shipowner under said Code shall be approved by a court, whether proposed by a creditor, a stockholder or any other Person whomsoever; or a receiver or receivers of any kind whatsoever, whether appointed in admiralty, bankruptcy, common law or equity proceedings, shall be appointed, by a decree of a court of competent jurisdiction, with respect to any Vessel, or all or substantially all of the Shipowner's property, and such decree shall have continued unstayed, on appeal or otherwise, and in effect for a period of 60 days;

                  (5) Any default in the due and punctual observance and performance of any provision in the Financial Agreement or the Construction Contract;

                  (6) Any representation or warranty made relating to the execution and delivery of this Security Agreement, the Mortgage, the Guarantee Commitment or the Financial Agreement, or in any certificate required to be furnished pursuant thereto, shall prove to be incorrect in any material respect;

                  (7) Any event constituting a Default under any security agreement or preferred mortgage under Chapter 313, relating to any other vessel or vessels owned by the Shipowner and financed under the Act;

                  (8) Any additional Security Default prescribed in the Special Provisions hereof; and

                  (9) Any event constituting a default under any bareboat or time charter or contract of affreightment of the Vessel.

         At any time following the occurrence of a Security Default, the Secretary may give the Indenture Trustee a Secretary's Notice with respect to such Security Default, after which the Indenture Trustee and the Obligees shall have the right to make demand for payment of the Guarantees in accordance with the Indenture and the Authorization Agreement, unless the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under Section 6.09 of the Indenture.

         SECTION 6.02. Acceleration of Maturity of the Secretary's Note. The Secretary may, by giving written notice to the Shipowner, declare the principal of the Secretary's Note and interest accrued thereon to be immediately due and payable, at any time after (a) the Secretary shall have been obligated to pay the Guarantees pursuant to the terms of the Indenture and the Authorization Agreement, or (b) the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture. Thereupon, the principal of and interest on the Secretary's Note shall become immediately due and payable, together with interest at the same rates specified in the Secretary's Note.

         SECTION 6.03. Waivers of Default. (a) If the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture, and if the Secretary determines that an event which, with the passage of time, would become a Payment Default, has been remedied within 30 days after the occurrence of such event, upon a Request by the Shipowner, the Secretary shall waive the consequences of such event.

         (b) If the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture, and if the Secretary shall have determined prior to payment of the Guarantees that a Payment Default has been remedied after the expiration of the aforesaid 30-day period, but prior to the date of demand by the Indenture Trustee or an Obligee for payment under the Guarantees, upon a Request by the Shipowner, the Secretary shall waive such Default.

         (c) If the Secretary shall have determined prior to the expiration of the period required for payment of the Guarantees that a Payment Default had not occurred or has been subsequently remedied by the Shipowner (and if the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture and prior to any payment of Guarantees), the Secretary shall notify the Indenture Trustee and the Shipowner of such determination, and, the Secretary shall waive such Default.

         (d) The Secretary, in its sole discretion, may waive any Security Default or any event which by itself, or with the passage of time or the giving of notice, or both, would give rise to a Security Default; provided that, such Default is waived prior to the Secretary giving to the Indenture Trustee the Secretary's Notice.

         (e) The Secretary shall notify the Shipowner and the Indenture Trustee in writing of any determinations made under paragraphs (a), (b), and (c) of this Section, and the Secretary shall waive the consequences of any such Default, and annul any declaration under Section 6.02, and the consequences thereof.

         (f) No waiver under this Section shall extend to or affect any subsequent or other Default, nor impair any rights or remedies consequent thereon.

         (g) No waiver under this Section shall be deemed to have occurred because the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture.

         SECTION 6.04. Remedies After Default. (a) In the event of a Default, and before and after the payment of the Guarantees or the assumption by the Secretary of the Shipowner's rights and duties under the Indenture and the Obligations, and the making of any payments in default under the terms of
Section 6.09 of the Indenture, the Secretary shall have the right to take the Vessels without legal process wherever the same may be (and the Shipowner or other Person in possession shall forthwith surrender possession of the Vessels to the Secretary upon demand) and hold, lay up, lease, charter, operate, or otherwise use the Vessels for such time and upon such terms as the Secretary may reasonably deem to be in the Secretary's best interest, accounting only for the net profits, if any, arising from the use of the Vessels, and charging against all receipts from the use of the Vessels, all reasonable charges and expenses relating to such Vessel's use.

         (b) Upon either (i) payment of the Guarantees or (ii) the Secretary's assumption of the Shipowner's rights and duties under the Indenture and the Obligations, and the making of any payments in default under Section 6.09 of the Indenture, the Secretary shall have the right to:

                  (1) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by Chapter 313;

                  (2) Bring suit at law, in equity or in admiralty to recover judgment for any and all amounts due under the Secretary's Note, this Security Agreement and the Mortgage, collect the same out of any and all of Shipowner's property, whether or not the same is subject to the lien of the Mortgage, and in connection therewith, obtain a decree ordering the sale of any Vessel in accordance with paragraph (b)(4) of this Section;

                  (3) Have a receiver of the Vessels appointed as a matter of right in any suit under this Section (and any such receiver may have the rights of the Secretary under paragraph (b)(4) of this Section);

                  (4) Sell any Vessel, free from any claim of the Shipowner, by a public extrajudicial sale, held at such time and place and in such manner as the Secretary may reasonably deem advisable, after twice publishing notice of the time and place of such sale prior to the proposed sale in the Authorized Newspapers to the Shipowner. Such publication and mailing is to be made at least 10 Business Days prior to the date fixed for such sale; provided that, such sale may be adjourned from time to time without further publication or notice (other than announcement at the time and place appointed to such sale or adjourned sale). It shall not be necessary to bring any such Vessel to the place appointed for such sale or adjourned sale;

                  (5) Accept a conveyance of title to, and to take without legal process (and the Shipowner or other Person in possession shall forthwith surrender possession to the Secretary), the whole or any part of any Vessel and the Security wherever the same may be, and to take possession of and to hold the same;

                  (6) In the Secretary's discretion, take any and all action authorized by Sections 1105(c), 1105(e) and 1108(b) of the Act and any and all action provided for, or authorized, or permitted by, or with respect to the Increased Security;

                  (7) Receive, in the event of an actual or constructive total loss, or an agreed or compromised total loss, or a requisition of title to or use of any Vessel, all insurance or other payments therefor to which the Shipowner would otherwise be entitled, such insurance moneys to be applied by the Secretary in accordance with Section 6.05; and

                  (8) Pursue to final collection of all the claims arising under this Security Agreement and to collect such claims from, the Increased Security.

         (c) The Shipowner hereby irrevocably appoints the Secretary the true and lawful attorney of the Shipowner, in its name and stead, to make all necessary transfers of the whole or any part of the Increased Security in connection with a sale, use or other disposition pursuant to Section 6.04(a) or 6.04(b), and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, the Shipowner shall, if so requested by the Secretary in writing, ratify and confirm such sale by executing and delivering to any purchaser of the whole or any part of the Increased Security, such proper bill of sale, conveyance, instrument of transfer, or release as may be designated in such request.

         (d) No remedy shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy.

         (e) No delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Default.

         (f) The exercise of any right or remedy shall not constitute an election of remedies by the Secretary.

         (g) If the Secretary discontinues any proceeding, the rights and remedies of the Secretary and of the Shipowner shall be as though no such proceeding had been taken.

         SECTION 6.05. Application of Proceeds. (a) The proceeds (from sale or otherwise) of the whole or any part of the Increased Security and use thereof by the Secretary under any of the foregoing powers, (b) the proceeds of any judgment collected by the Secretary for any default hereunder, (c) the proceeds of any insurance and of any claim for damages to the whole or any part of the Increased Security received by the Secretary while exercising any such power, and (d) all other amounts received by the Secretary, including amounts which are required by Sections 2.05 and 2.07 shall be applied by the Secretary as follows:

               (1) to the payment of all advances and all reasonable charges by the Secretary pursuant to this Security Agreement;

               (2) to the payment of the whole amount of the interest then due and unpaid upon the Secretary's Note;

               (3) to the payment of the whole amount of the principal then due and unpaid upon the Secretary's Note;

               (4) to the Secretary for application to any other debt of the Shipowner due to the Secretary under any other financing insured or guaranteed by the Secretary under to the Act;

               (5) to the Indenture Trustee for its reasonable fees and expenses; and

               (6) any balance thereof remaining shall be paid to the Shipowner.

         SECTION 6.06. General Powers of the Secretary. (a) In the event any Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other authority, and shall not be released from arrest or detention within 15 days from the date of arrest or detention, the Shipowner hereby authorizes the Secretary, in the name of the Shipowner, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner might have, possess and exercise in any such event. This authorization is irrevocable.

         (b) The Shipowner irrevocably authorizes the Secretary or its appointee (with full power of substitution) to appear in the name of the Shipowner in any court of any country or nation of the world where a suit is pending against the whole or any part of the Increased Security because of or on account of any alleged lien or claim against the whole or any part of the Increased Security, from which the whole or said part of the Increased Security has not been released.

         (c) The following shall constitute a debt due from the Shipowner to the Secretary, and shall be repaid by the Shipowner upon demand: all reasonable expenses incurred pursuant to paragraphs (a) or (b) of this Section and all reasonable expenses incurred incident to the exercise by the Secretary of any remedies pursuant to Section 6.04(b) or the assumption by the Secretary of the rights and duties of the Shipowner under the Indenture and the Obligations, and the making of any payments in default under the terms of Section 6.09 of the Indenture (including, but not limited to, fees paid to the Indenture Trustee for expenses incident to said assumption of the Indenture by the Secretary), together with interest at the rate that would have been paid by the Department of Treasury on the expended funds plus 1%. The Secretary shall not be obligated to (nor be liable for the failure to) take any action provided for in paragraphs (a) and (b) of this Section.

                                  ARTICLE VII
                         AMENDMENTS AND SUPPLEMENTS TO
                 THE SECURITY AGREEMENT, MORTGAGE AND INDENTURE

         SECTION 7.01. Amendments and Supplements to the Security Agreement and the Mortgage. This Security Agreement and the Mortgage may not be amended or supplemented orally, but may be amended or supplemented from time to time only by an instrument in writing executed by the Shipowner and the Secretary.

         SECTION 7.02. Amendments and Supplements to the Indenture. Notwithstanding any provisions in the Indenture, the Shipowner agrees that no amendments or supplements will be made to the Indenture without the Secretary's prior written consent, and any purported action contrary to this Section shall be null and void ab initio and of no force and effect.

                                  ARTICLE VIII
                         CONSOLIDATION, MERGER OR SALE

         SECTION 8.01. Consolidation, Merger or Sale. (a) Nothing in this Security Agreement or the Mortgage shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel or Vessels to any other Person lawfully entitled to acquire and operate such Vessel or Vessels, or any sale by the Shipowner of all or substantially all of its assets to any other Person; provided that, the Secretary shall have given its prior written consent to such succession, merger, consolidation or sale.

         (b) Any Successor shall (by indenture supplemental to the Indenture, and by instrument amending or supplementing this Security Agreement, and the Mortgage, as may be necessary), expressly assume the payment of the principal of (and premium, if any) and interest on the Outstanding Obligations in accordance with the terms of the Obligations, shall execute and deliver to the Secretary, an endorsement to the Secretary's Note in form satisfactory to the Secretary, shall expressly assume the payment of the principal of and interest on the Secretary's Note, and shall expressly assume the performance of the agreements of the Shipowner in the Indenture, this Security Agreement, the Mortgage and any related document.

         (c) Upon the assumption of the documents listed in paragraph (b) of this Section, the Secretary shall consent to the surrender of each Vessel's documents pursuant to 46 U.S.C. 12110(c)(3), as amended; provided that, concurrently with such surrender, such Vessel shall be redocumented under the laws of the United States.

         (d) In the event of any sale of less than all the Vessels, the Secretary shall determine if there will remain adequate security for the Guarantees after discharge of any such Vessel or Vessels from the Security Agreement and Mortgage, and (1) the Shipowner shall redeem, together with any premium and/or accrued interest thereof, the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels in accordance with the provisions of Article Third of the Indenture, or (2) the Person to which such sale shall have been made (the "Transferee"), shall assume the documents listed in paragraph (b) of this Section. Upon any such assumption, the Transferee shall succeed to and be substituted for the Shipowner with the same force and effect as if it had been named in the Indenture, the Obligations, this Security Agreement and the Mortgage (and such other documents) to the extent the same relate to such Proportionate Part of the Outstanding Obligations and to such Vessel or Vessels.


         SECTION 8.02. Transfer of a General Partner's or a Joint Venturer's Interest. (a) If the Shipowner is organized as a partnership or a joint venture, a general partner or a joint venturer may lawfully transfer its respective interests under the terms of the partnership or joint venture agreement to any Person and may be released from all of their obligations thereunder and under this Security Agreement or the Mortgage; provided that,
(i) the Secretary shall have given its prior written consent to the proposed transaction and (ii) the transferee shall assume in full all of the existing obligations which the transferring general partner or joint venturer has under the applicable partnership or joint venture agreement, this Security Agreement, the Mortgage and any related document.

                                   ARTICLE IX
                                    NOTICES

         SECTION 9.01. Notices. Except as otherwise provided in this Security Agreement or by the Act, all notices, requests, demands, directions, consents, waivers, approvals or other communications may be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the party at the address of such party specified in the Special Provisions hereof, or at such other address as such party shall advise each other party by written notice, and shall be effective upon receipt by the addressee thereof.

         SECTION 9.02. Waivers of Notice. In any case where notice by publication, mail or otherwise is provided for by this Security Agreement, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be deemed the equivalent of such notice.

         SECTION 9.03. Shipowner's Name or Address Change. The Shipowner shall not change its name or its address without first providing written notice to the Secretary of the new name and/or the change in address.

                                   ARTICLE X
                DISCHARGE OF SECURITY AGREEMENT AND THE MORTGAGE

         SECTION 10.01. Discharge of Security Agreement and the Mortgage. (a) If the Obligations and the related Secretary's Note shall have been satisfied and discharged, and if the Shipowner shall pay or cause to be paid all other sums that may have become secured under this Security Agreement and the Mortgage, then this Security Agreement, the Mortgage and the liens, estate and rights and interests hereby and thereby granted, shall cease, determine, and become null and void, and the Secretary, on the Shipowner's Request and at the Shipowner's cost and expense, shall forthwith cause satisfaction and discharge and duly acknowledge such satisfaction and discharge of this Security Agreement and the Mortgage to be entered upon its and other appropriate records, and shall execute and deliver to the Shipowner such instruments as may be necessary, and forthwith the estate, right, title and interest of the Secretary in and to the Security, the Increased Security, and any other securities, cash, and any other property held by it under this Security Agreement and the Mortgage, shall thereupon cease, determine and become null and void, and the Secretary shall transfer, deliver and pay the same to the Shipowner.

         (b) If all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to Sections 3.02(b) or 3.02(d), the Secretary shall assign to the Shipowner this Security Agreement, the Mortgage and the liens, estate, rights and interests hereby and thereby granted.

                                   ARTICLE XI
                                 MISCELLANEOUS

         SECTION 11.01. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Secretary and Shipowner in this Security Agreement shall bind the Secretary and Shipowner and its respective successors and assigns. This Security Agreement is for the sole benefit of the Shipowner, the Secretary, and their respective successors and assigns, and no other Person shall have any right hereunder.

         SECTION 11.02. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

         SECTION 11.03. Shipowner's Rights in Absence of Default. Except during the existence of a Default, the Shipowner (1) shall be permitted to retain actual possession and use of the Vessel, and (2) shall have the right, from time to time, in its discretion and without the consent of or release by the Secretary, to dispose of, free from the lien hereof and of the Mortgage, any and all engines, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, pumping and other equipment, and all other appurtenances to the Vessels, and also any and all additions, improvements and replacements in or to the Vessels or said appurtenances, after first or simultaneously replacing the same with items of at least substantially equal value.

         SECTION 11.04. Surrender of Vessels' Documents. The Secretary shall consent to the surrender of each Vessel's documents in connection with any redocumentation of such Vessel required on account of alterations to such Vessel which are not prohibited by this Security Agreement and by the Mortgage.

         SECTION 11.05. Applicable Regulations. Only the provisions of the regulations issued under Title XI of the Act as in effect on the date hereof (46 C.F.R. 298) shall control the Security Agreement provisions.

         SECTION 11.06. Table of Contents, Titles and Headings. The table of contents, and titles of the Articles and the headings of the Sections are not a part of this Security Agreement and shall not be deemed to affect the meaning or construction of any of its provisions.

SCHEDULE X TO SECURITY AGREEMENT                                    Document 13


                             SCHEDULE OF DEFINITIONS

"ACT" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

"ACT OF OBLIGEES" means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.

"ACTUAL COST" means the actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

"AUDITED FINANCIAL STATEMENTS" mean the annual audit of the Shipowner's accounts in accordance with generally accepted auditing standards by independent certified public accountants or independent licensed public accountants, certified or licensed by a regulatory authority of a state or other political subdivision of the United States, who may be the Shipowner's regular auditors.

"AUTHORIZATION AGREEMENT" means the Authorization Agreement, Contract No. MA-13673, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

"AUTHORIZED NEWSPAPERS" means The Wall Street Journal and The Journal of Commerce, or if either ceases to exist, then in such other newspapers as the Secretary may designate.

"BUSINESS DAY" means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or the State of New York; provided, that with respect to any determination of LIBOR or matters relating thereto a Business Day means any such day described above on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London are open for domestic and foreign exchange business.

"CASH" OR "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Untied States of America is pledged in support thereof) having maturities of not more than ninety (90) days from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000),
(iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in (i) above entered into with any bank meeting the qualifications specified in (ii) above, and (iv) commercial paper issued by any parent corporation of any commercial bank of recognized standing organized under the laws of the United States of America or any state thereof having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing within ninety (90) days after the date of acquisition;

"CHAPTER 313" means the provisions of 46 United States Code Chapter 313, as amended.

"CLASSIFICATION SOCIETY" means the American Bureau of Shipping or as specified in the Special Provisions of the Security Agreement, either a member of the International Association of Classification Societies ("IACS") that has been ISO 9000 series registered or an IACS member that meets the requirements of the International Maritime Organization, is qualified under a Quality Systems Certificate Scheme and recognized by the United States Coast Guard and the Secretary as meeting acceptable standards.

"CLOSING DATE" or "CLOSING" means the date when the Security Agreement is executed and delivered by the Shipowner.

"COMMITMENT TO GUARANTEE OBLIGATIONS" has the same meaning as the term Guarantee Commitment.

"CONSENT OF SHIPYARD" means each, and "Consents of Shipyards" means every, document evidencing such Shipyard's consent to the assignment of a Construction Contract to the Secretary under the Security Agreement as originally executed, modified, amended or supplemented.

"CONSTRUCTION" means construction of the Vessels, including designing, inspecting, outfitting and equipping thereof.

"CONSTRUCTION CONTRACT" means each, and "CONSTRUCTION CONTRACTS" means every, contract relating to the Construction of the Vessel between the Shipowner and the Shipyard, as originally executed or as modified or supplemented pursuant to the applicable provisions thereof.

"CONSTRUCTION FUND" has the meaning specified in Article IV of the Security Agreement.

"CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is administered, which office is currently located at U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101.

"DEFAULT" when used in the Security Agreement has the meaning attributed to it in Article VI thereof.

"DELIVERY DATE" means the date on which a Vessel is delivered to and accepted by the Shipowner.

"DEPOSITORY" shall mean the institution designated in the Depository Agreement or any successor.

"DEPOSITORY AGREEMENT" shall mean the Depository Agreement, Contract No. MA-13677 among the Shipowner, the Secretary and the Depository, as originally executed or as modified or supplemented in accordance with the applicable provisions thereof.

"DEPRECIATED ACTUAL COST" means the depreciated actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

"ELIGIBLE INVESTMENT" has the meaning given by Section 5 of the Financial Agreement.

"ESCROW FUND" means the account held by the Secretary, established under Section 1108 of the Act and administered pursuant to Article V of the Security Agreement.

"FINANCIAL AGREEMENT" means the Title XI Reserve Fund and Financial Agreement, Contract No. MA-13676, executed by the Shipowner and the Secretary, as originally executed or as modified, amended or supplemented.

"FINANCIAL ASSET" has the meaning given by Article 8-102(a)(9) of the UCC.

"GOVERNMENT USE" means the use of a Vessel or requisition of its title required by a governmental body of the United States of America.

"GUARANTEE" means each, and the "GUARANTEES" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

"GUARANTEE COMMITMENT" means the Commitment to Guarantee Obligations, Contract No. MA-13672, dated the Closing Date, executed by the Secretary and accepted by the Shipowner relating to the Guarantees, as originally executed or as modified, amended or supplemented.

"HOLDER" means each, and "Holders" means every, registered holder of an Obligation.

"INCREASED SECURITY" means the Secretary's Note, the Security Agreement, the Vessels, the Security, the Escrow Fund, the Title XI Reserve Fund, the Construction Fund, and any other security agreement between the Secretary and the Shipowner relating to any vessels financed under the Act, and the Policies of Insurance, and the proceeds of the foregoing.

"INDENTURE" means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

"INDENTURE DEFAULT" has the meaning specified in Article VI of the Indenture.

"INDENTURE TRUSTEE" means U.S Bank National Association, a national banking association, and any successor trustee under the Indenture.

"KEPPEL FELS" means Keppel FELS Limited, a coproration organized and existing under the laws of the Republic of Singapore.

"LONG TERM DEBT" means, as of any date, the total notes, bonds, debentures, equipment obligations and other evidence of indebtedness that would be included in long term debt in accordance with generally accepted accounting principles. There shall also be included any guarantee or other liability for the debt of any other Person, not otherwise included on the balance sheet.

"MATURITY" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption, declaration of acceleration or otherwise.

"MONEYS DUE WITH RESPECT TO CONSTRUCTION OF THE VESSELS" has the meaning specified in Section 1.03 of the Security Agreement.

"MORTGAGE" means the first preferred fleet mortgage on the Vessels (or the first preferred ship mortgage on the Vessel, as the case may be), Contract No. MA-13675, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

"MORTGAGEE" means the Secretary, as mortgagee under the Mortgage.

"MORTGAGOR" means the Shipowner, as mortgagor under the Mortgage.

"NET WORTH" means, as of any date, the total of paid-in capital stock, paid-in surplus, earned surplus and appropriated surplus, and all other amounts that would be included in net worth in accordance with generally accepted accounting principles, but exclusive of (1) any receivables from any stockholder, director, Officer or employee of the Company or from any Related Party (other than current receivables arising out of the ordinary course of business and not outstanding for more than 60 days) and (2) any increment resulting from the reappraisal of assets.

"OBLIGATION" means each, and "OBLIGATIONS" means every, obligation of the Shipowner bearing a Guarantee, including the Note or any Bond, and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

"OBLIGATION REGISTER" has the meaning specified in Section 2.07 of the Indenture.

"OBLIGEE" means each, and "OBLIGEES" means every, Holder of an Obligation.

"OFFERING CIRCULAR" means the offering circular relating to the issuance and sale of each Obligation.

"OFFICER'S CERTIFICATE" means a certificate conforming to Section 1.02 of the Security Agreement or the Indenture as the context may require.

"ORIGINAL ISSUE DATE" means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.

"OUTSTANDING" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture.

"PARENT GUARANTEE" means the guarantee by Keppel FELS of the performance of the Shipyard under the Construction Contract, as originally executed or as modified or supplemented pursuant to the applicable provisions thereof.

"PAYING AGENT" means any bank or trust company meeting the qualifications in
Section 7.02(a) of the Indenture and appointed by the Shipowner under Section
4.02 of the Indenture to pay the principal of (and premium, if any) or interest on the Obligations on behalf of the Shipowner.

"PAYMENT DEFAULT" has the meaning specified in Section 6.01 of the Security Agreement.

"PERSON" or "PERSONS" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

"POLICIES OF INSURANCE" and "POLICIES" means all cover notes, binders, policies of insurance and certificates of entry in a protection and indemnity association, club or syndicate with respect to the Vessel, (including all endorsements and riders thereto), including but not limited to all insurance required under Section 2.05 of the Security Agreement.

"PROPORTIONATE PART" means with respect to the item in question, the portion of the item in question, as of the date of any calculation, which bears the same proportion to the entire amount of the item in question as: (x) the Depreciated Actual Cost of the Vessel as of the date of such calculation as it bears to (y) the Depreciated Actual Cost of all the Vessels as of such date (excluding the Depreciated Actual Cost of any Vessel upon which its Obligations have been redeemed pursuant to Section 3.06 of the Indenture), all as determined by the Secretary.

"REDEMPTION DATE" means a date fixed for the redemption of an Obligation by the Indenture.

"REDEMPTION PRICE" means the price at which an Obligation is redeemed under the Indenture.

"RELATED PARTY" means one that can exercise control or significant influence over the management and/or operating policies of another Person, to the extent that one of the Persons may be prevented from fully pursuing its own separate interests. Related parties consist of all affiliates of an enterprise, including
(1) its management and their immediate families, (2) its principal owners and their immediate families, (3) its investments accounted for by the equity method, (4) beneficial employee trusts that are managed by the management of the enterprise, and (5) any Person that may, or does, deal with the enterprise and has ownership of, control over, or can significantly influence the management or operating policies of another Person to the extent that an arm's-length transaction may not be achieved.

"REQUEST" means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

"RESPONSIBLE OFFICER" means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, the secretary, the treasurer, any trust officer, and (3) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

"RETIRED OR PAID," as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full; (2) such Obligations shall have been canceled by the Indenture Trustee and shall have been delivered to the Indenture Trustee for cancellation; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for that purpose, or with irrevocable directions, to apply the same; provided that, the foregoing definition is subject to Section 6.08 of the Indenture.

"RIGHTS UNDER THE CONSTRUCTION CONTRACTS AND RELATED CONTRACTS" shall have the meaning specified in Section 1.03 of the Security Agreement.

"SECRETARY" means the Secretary of Transportation.

"SECRETARY'S NOTE" means a promissory note or promissory notes issued and delivered by the Shipowner to the Secretary substantially in the form of Exhibit 2 of the Security Agreement, including any promissory note issued in substitution for, or any endorsement or supplement thereof.

"SECRETARY'S NOTICE" means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

"SECRETARY'S SUPPLEMENTAL INDENTURE" means a Supplemental Indenture, pursuant to
Section 6.09 of the Indenture, evidencing the succession of the Secretary to the Shipowner, and the Secretary's assumption of the Shipowner's obligations under the Indenture.

"SECURITY" has the meaning specified in Section 1.03 of the Security Agreement.

"SECURITIES ACCOUNT" has the meaning given by Article 8-501 of the UCC.

"SECURITIES INTERMEDIARY" has the meaning given by Article 8-102(a)(14) of the UCC and also means the Depository.

"SECURITY AGREEMENT" means the security agreement, Contract No. MA-13674, dated as of the Closing Date, consisting of the special provisions, the general provisions and this schedule X, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.

"SECURITY DEFAULT" has the meaning specified in Section 6.01 of the Security Agreement.

"SHIPOWNER" means Chiles Galileo LLC a Delaware limited liability company, and shall include its successors and assigns.

"SHIPYARD" means each, and "SHIPYARDS" means every, Shipyard identified in Recital A to the Guarantee Commitment.

"STATED MATURITY" means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

"SUCCESSOR" means a Person formed by or surviving a consolidation or merger with the Shipowner or to which the Vessels have been sold.

"SUPPLEMENTAL INDENTURE" shall mean any indenture supplemental to the Indenture entered into pursuant to Article X of the Indenture.

"TITLE XI" means Title XI of the Act.

"TITLE XI RESERVE FUND" has the meaning specified in the Financial Agreement.

"TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT" means the Financial Agreement.

"VESSEL" means AMFELS Hull No. P-187.

"WORKING CAPITAL" shall mean the excess of current assets over current liabilities, both determined in accordance with generally accepted accounting principles and adjusted as follows:

         (1) In determining current assets, there shall also be deducted: (A) Any securities, obligations or evidence of indebtedness of a Related Party or of any stockholder, director, officer or employee (or any member of his family) of the Company or of such Related Party, except advances to agents required for the normal current operation of the Company's vessels and current receivables arising out of the ordinary course of business and not outstanding for more than 60 days; and (B) An amount equal to any excess of unterminated voyage revenue over unterminated voyage expenses;

         (2) In determining current liabilities, there shall be deducted any excess of unterminated voyage expenses over unterminated voyage revenue; and

         (3) In determining current liabilities, there shall be added one half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet.